As filed with the Securities and Exchange Commission on May 7, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AIR LEASE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	27-1840403
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2000 Avenue of the Stars, Suite 1000N

Los Angeles, CA 90067

(310) 553-0555

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Carol H. Forsyte

Executive Vice President, General Counsel,

Corporate Secretary & Chief Compliance Officer

Air Lease Corporation

2000 Avenue of the Stars, Suite 1000N

Los Angeles, CA 90067

(310) 553-0555

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

John-Paul Motley, Esq.

O’Melveny & Myers LLP

400 South Hope Street

Los Angeles, CA 90071

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offerings
Debt Securities(1)	(2)	(2)	(2)	(3)
Preferred Stock, par value $0.01 per share	(2)	(2)	(2)	(3)
Class A Common Stock, par value $0.01 per share	(2)	(2)	(2)	(3)
Warrants(4)	(2)	(2)	(2)	(3)
Depositary Shares	(2)	(2)	(2)	(3)
Rights(5)	(2)	(2)	(2)	(3)
Purchase Contracts(6)	(2)	(2)	(2)	(3)
Units(7)	(2)	(2)	(2)	(3)
Secondary Offerings
Class A Common Stock, par value $0.01 per share	4,667,808 shares(8)	$46.85(9)	$218,686,804.80(9)	$23,858.73

(1)

Debt Securities to be issued pursuant to the indenture, dated November 20, 2018, by and between Air Lease Corporation and Deutsche Bank Trust Company Americas, as the trustee, as may be amended and supplemented from time to time.

(2)

With respect to primary offerings, an unspecified aggregate initial offering price or amount of the securities of each identified class of securities is being registered as may, from time to time in one or more offerings, be offered and issued at indeterminate prices and amounts by Air Lease Corporation. The proposed maximum offering price per security will be determined by Air Lease Corporation in connection with, and at the time of, an offering by Air Lease Corporation of any of the securities registered hereby. The securities being registered hereunder include such indeterminate number of shares of Class A Common Stock, preferred stock and depositary shares and amount of debt securities as may be issued upon conversion of or exchange for Class A Common Stock, preferred stock, depositary shares or debt securities that provide for conversion or exchange, upon exercise of warrants or rights, or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”) the shares being registered hereunder include such indeterminate number of shares of Class A Common Stock and preferred stock as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends, reclassifications or similar transactions. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are offered in units. Securities may be denominated in U.S. dollars or the equivalent thereof in foreign currency or currency units.

(3)

In accordance with Rules 456(b) and 457(r) of the Securities Act, Air Lease Corporation is deferring payment of all applicable registration fees of the securities being offered by Air Lease Corporation.

(4)	Warrants may be offered and issued by Air Lease Corporation representing rights to purchase debt securities, preferred stock, Class A Common Stock or depositary shares registered hereby.
(5)	Rights may be offered and issued by Air Lease Corporation to purchase Class A Common Stock and/or any of the other securities registered hereby.
(6)	Purchase contracts may be issued for the purchase and sale of any securities registered hereby.
(7)	Units may be issued that may consist of any combination of the other securities registered hereby.
(8)

With respect to the secondary offering, this registration statement registers 4,667,808 shares of Class A Common Stock, par value $0.01 per share, of Air Lease Corporation. This registration statement also relates to an indeterminate number of additional shares of Class A Common Stock which may be issued with respect to such shares of Class A Common Stock by way of stock splits, stock dividends, reclassifications or similar transactions.

(9)

Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act based upon the average of the high and low prices of Air Lease Corporation’s Class A Common Stock reported on the New York Stock Exchange on May 4, 2021.

PROSPECTUS

AIR LEASE CORPORATION

Debt Securities

Preferred Stock

Class A Common Stock

Warrants

Depositary Shares

Rights

Purchase Contracts

Units

Offered, from time to time, by Air Lease Corporation

and

4,667,808 Shares

of

Class A Common Stock

Offered, from time to time, by the Selling Stockholders

From time to time in one or more offerings, we may offer the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.

In addition, the selling stockholders identified in this prospectus may, from time to time in one or more offerings, offer and sell up to 4,667,808 shares of our Class A Common Stock. The selling stockholders acquired the shares of Class A Common Stock offered by this prospectus in a private placement. We are registering the offer and sale of the shares of Class A Common Stock by the selling stockholders to satisfy registration rights that we granted to the selling stockholders. The registration of these shares of our Class A Common Stock does not necessarily mean that any of our Class A Common Stock will be sold by the selling stockholders. We will not receive any proceeds from the resale of shares of Class A Common Stock, from time to time in one or more offerings, by the selling stockholders, but we have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the Class A Common Stock by the selling stockholders, except that we will not bear any brokers’ or underwriters’ discounts and commissions, fees and expenses of counsel to underwriters or brokers, transfer taxes or transfer fees relating to the sale of shares of our Class A Common Stock by the selling stockholders.

This prospectus provides a general description of the securities we or the selling stockholders may offer. Each time we or the selling stockholders sell securities, we, or parties acting on our behalf, will provide a prospectus supplement and/or free writing prospectus that will contain specific information about the terms of that offering and the securities being sold in that offering. The applicable prospectus supplement and/or free writing prospectus may also add, update or change information contained in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus. You should carefully read this prospectus and any prospectus supplement and free writing prospectus accompanying this prospectus, together with any documents incorporated by reference herein or therein, before you invest in our securities.

Our Class A Common Stock is listed on the New York Stock Exchange, or NYSE, under the symbol “AL.” Any Class A Common Stock issued pursuant to a prospectus supplement and/or free writing prospectus will be listed, subject to notice of issuance, on the NYSE or a successor thereof. The applicable prospectus supplement and/or free writing prospectus will contain information, where applicable, as to the listing of any other securities on any securities exchange.

Investment in any securities offered by this prospectus involves a high degree of risk. Please read carefully the section entitled “Risk Factors” on page 7 of this prospectus, the “Risk Factors” section contained in the applicable prospectus supplement and/or free writing prospectus and the risk factors included and incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 7, 2021.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration or continuous offering process. Under this shelf registration process, we may, from time to time in one or more offerings, sell any combination of securities described in this prospectus and the selling stockholders may sell up to 4,667,808 shares of Class A Common Stock from time to time in one or more offerings.

This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we or the selling stockholders sell securities, pursuant to the registration statement of which this prospectus forms a part, we, or parties acting on our behalf, will provide a prospectus supplement and/or free writing prospectus that will contain specific information about the terms of that offering and the securities being sold in that offering. The applicable prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone, including the selling stockholders, to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

Before purchasing any securities, you should carefully read this prospectus, any prospectus supplement and any free writing prospectus, together with the additional information described under the heading “Incorporation by Reference.” You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries contained herein are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

This prospectus and any applicable prospectus supplement or free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Neither we nor any selling stockholder are making offers to sell any securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Unless otherwise expressly indicated or the context otherwise requires, when this prospectus, any prospectus supplement or any free writing prospectus uses the terms “Company,” “ALC,” “we,” “our” and “us,” such terms refer to Air Lease Corporation and its consolidated subsidiaries. Our fiscal year ends on December 31. When this prospectus, any prospectus supplement or any free writing prospectus refers to particular years or quarters in connection with the discussion of our results of operations or financial condition, those references mean the relevant fiscal years and fiscal quarters, unless otherwise stated.

The information in this prospectus, in any accompanying prospectus supplement, in any free writing prospectus and in the documents incorporated by reference or deemed incorporated by reference herein or therein concerning market share, ranking, industry data and forecasts is obtained from industry publications, surveys, public filings and internal company sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. Although we believe that this publicly available information and the information provided by these industry sources is reliable, we have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. While we are not aware of any misstatements regarding any industry data presented in this prospectus, our estimates, in particular as they relate to market share and our general expectations, involve risks and uncertainties and are subject to change based on various factors, including those discussed under “Risk Factors.”

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form S-3 that we filed with the SEC, but the registration statement includes additional information and also attaches exhibits that are referenced in this prospectus. You can review a copy of the registration statement available on the SEC’s website at www.sec.gov.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance with the Exchange Act, file annual, quarterly and current reports, proxy and information statements and other information with the SEC. These filings are available to the public free of charge on the SEC’s website at www.sec.gov.

Our filings with the SEC are also available free of charge on our website at www.airleasecorp.com. We may post information that is important to investors on our website. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be part of this prospectus. You may also request a copy of our SEC filings, at no cost, by writing or telephoning our General Counsel and Corporate Secretary at:

Air Lease Corporation

General Counsel and Corporate Secretary

2000 Avenue of the Stars, Suite 1000N

Los Angeles, California 90067

(310) 553-0555

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus will be considered to be modified or superseded for purposes of this prospectus to the extent a statement contained in this prospectus or in any other subsequently filed document that is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (filed with the SEC on February 22, 2021);

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020 from our Definitive Proxy Statement on Schedule 14A (filed with the SEC on March 18, 2021);

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021 (filed with the SEC on May 6, 2021);

•

our Current Reports on Form  8-K filed with the SEC on January  26, 2021, February 24, 2021 (with respect to Exhibit 1.1 of Item  9.01 only), March  2, 2021 and April 30, 2021 (with respect to Items 1.01, 2.03 and Exhibit 10.1 of Item 9.01 only); and

•

the description of our capital stock contained in our Registration Statement on Form 8-A, filed on April 4, 2011, as updated by Exhibit 4.1 to our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed on May 6, 2021, including any amendments or reports filed for the purpose of updating such descriptions.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offerings under this prospectus and any prospectus supplement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.

We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus) at no cost, upon a request to us by writing or telephoning us at the address and telephone number set forth above under “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

Statements in this prospectus and the accompanying prospectus supplement, including the documents that are incorporated by reference, that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. These forward-looking statements are based on our current intent, belief and expectations. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. Words such as “can,” “could,” “may,” “predicts,” “potential,” “will,” “projects,” “continuing,” “ongoing,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and “should,” and variations of these words and similar expressions, are used in many cases to identify these forward-looking statements. Accordingly, these statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such statements. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of the factors discussed in the section titled “Risk Factors” beginning on page 7 of this prospectus and in our most recent Annual Report on Form 10-K, and elsewhere in this prospectus, any accompanying prospectus supplement and the documents that are incorporated by reference in this prospectus and any accompanying prospectus supplement, including the following factors, among others:

•	the extent to which the coronavirus (“COVID-19”) pandemic and related efforts to mitigate its spread ultimately impact our business, results of operation and financial condition;

•	our inability to obtain additional capital on favorable terms, or at all, to acquire aircraft, service our debt obligations and refinance maturing debt obligations;

•	increases in our cost of borrowing or changes in interest rates;

•	our inability to generate sufficient returns on our aircraft investments through strategic acquisition and profitable leasing;

•	the failure of an aircraft or engine manufacturers to meet its delivery obligations to us, including or as a result of technical or other difficulties with aircraft before or after delivery;

•	obsolescence of, or changes in overall demand for, our aircraft;

•

changes in the value of, and lease rates for, our aircraft, including as a result of aircraft oversupply, manufacturer production levels, our lessees’ failure to maintain our aircraft, and other factors outside of our control;

•	impaired financial condition and liquidity of our lessees, including due to lessee defaults and reorganizations, bankruptcies or similar proceedings;

•	increased competition from other aircraft lessors;

•	the failure by our lessees to adequately insure our aircraft or fulfill their contractual indemnity obligations to us;

•	increased tariffs and other restrictions on trade;

•	changes in the regulatory environment, including changes in tax laws and environmental regulations;

•

other events affecting our business or the business of our lessees and aircraft manufacturers or their suppliers that are beyond our or their control, such as the threat or realization of epidemic diseases in addition to COVID-19, natural disasters, terrorist attacks, war or armed hostilities between countries or non-state actors; and

•	any additional factors discussed under “Part I—Item 1A. Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2020, and other SEC filings, including future SEC filings.

The factors noted above and the risks included in our other SEC filings may be increased or intensified as a result of the COVID-19 pandemic, including as a result of ongoing resurgences of the COVID-19 virus and its varients. The extent to which the COVID-19 pandemic ultimately impacts our business, results of operations and financial condition will depend on future developments, which are highly uncertain and cannot be predicted. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from our expectations. You are therefore cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the risk factors discussed throughout this prospectus, any accompanying prospectus supplement and the documents incorporated by reference in this prospectus and any accompanying prospectus supplement. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

AIR LEASE CORPORATION

Air Lease Corporation is a leading aircraft leasing company that was founded by aircraft leasing industry pioneer, Steven F. Udvar-Házy. We are principally engaged in purchasing new commercial jet transport aircraft directly from aircraft manufacturers, such as The Boeing Company and Airbus S.A.S., and leasing those aircraft to airlines throughout the world with the intention to generate attractive returns on equity. In addition to our leasing activities, we sell aircraft from our operating lease portfolio to third parties, including other leasing companies, financial services companies, airlines and other investors. We also provide fleet management services to investors and owners of aircraft portfolios for a management fee. For additional information about our business, operations and financial results, see the documents listed under “Incorporation by Reference.”

Air Lease Corporation is incorporated in Delaware. Our principal executive office is located at 2000 Avenue of the Stars, Suite 1000N, Los Angeles, California 90067. Our telephone number is (310) 553-0555 and our website is www.airleasecorp.com. Information included or referred to on, or otherwise accessible through, our website is not intended to form a part of or be incorporated by reference into this prospectus or any accompanying prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, in addition to the other information contained in this prospectus and any prospectus supplement or free writing prospectus, you should carefully consider the risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including the risk factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and each subsequently filed Quarterly Report on Form 10-Q and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. See “Where You Can Find More Information” and “Incorporation by Reference.” Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. Additional risks and uncertainties not currently known to us, or that we currently deem immaterial, may also impair our business operations. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities by us. Unless otherwise specified in any prospectus supplement, we intend to use the net proceeds from the sale of our securities by us offered by this prospectus for general corporate purposes or the repayment of indebtedness. The net proceeds may be invested temporarily or applied to repay debt until they are used for their stated purpose or for general corporate purposes.

We will not receive any proceeds from the sale of Class A Common Stock by the selling stockholders. Any proceeds from the sale by the selling stockholders of the shares of Class A Common Stock offered by this prospectus will be received by the selling stockholders. We have agreed to pay certain expenses in connection with the registration of the shares of Class A Common Stock to be sold by the selling stockholders offered by this prospectus.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities in one or more series under an indenture, dated as of November 20, 2018, by and between the Company and Deutsche Bank Trust Company Americas, as the trustee, as may be amended and supplemented from time to time. References herein to the “Indenture” refer to such indenture and references to the “Trustee” refer to such trustee or any other trustee for any particular series of debt securities issued under the Indenture.

The following summary of the terms of our debt securities and the Indenture sets forth certain general terms that apply to the debt securities, except to the extent modified with respect to one or more series of debt securities to be issued under the Indenture. The particular terms of any series of debt securities will be described in the prospectus supplement and/or free writing prospectus relating to those debt securities. To the extent that any description in a prospectus supplement or in a free writing prospectus of particular terms of debt securities or of the Indenture differs from this description, this description will be deemed to have been superseded by the description in that prospectus supplement or in that free writing prospectus in respect of those particular terms of the debt securities or the Indenture.

We have filed the Indenture as an exhibit to the registration statement of which this prospectus is a part. Forms of debt securities and any supplemental indentures or officers’ certificates, as the case may be, containing the terms of the debt securities being offered will be filed as exhibits to the registration statement or as exhibits to documents that will be incorporated by reference from reports that we file with the SEC. We urge you to read these documents before you invest in the debt securities.

This summary is not complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Indenture and the certificates evidencing a particular series of debt securities. You will find the definitions of capitalized terms used in this “Description of Debt Securities” under the heading “Description of Debt Securities—Certain Definitions” herein. Terms used in the following summary and not defined have the meanings given to those terms in the Indenture.

For purposes of this “Description of Debt Securities,” references to “Company,” “we,” “our” and “us” refer only to Air Lease Corporation and not to its Subsidiaries. As used in this “Description of Debt Securities,” references to the principal of and any premium and interest on the debt securities include Additional Amounts, if any, payable on the debt securities in that context.

Provisions Applicable to Indenture

General

The Indenture does not limit the amount of debt securities that we may issue thereunder, nor does it limit the amount of other debt or other securities that we may issue. The Indenture provides that we may issue debt securities thereunder from time to time in one or more series and permits us to establish the terms of the debt securities of each series at the time of issuance.

Under the Indenture, we may, without the consent of or notice to the holders of any debt securities under the Indenture, from time to time in the future “reopen” any series of debt securities and issue additional debt securities of that series. The debt securities of a series and any additional debt securities of that series that we may issue in the future upon a reopening will constitute together a single series of debt securities under the Indenture. This means that, in circumstances where the Indenture provides for the holders of debt securities of any series to vote or take any action, the original debt securities of a series, together with any additional debt securities of that series that we may issue by reopening the series, will vote or take that action as a single class.

Terms

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title and ranking of the series of the debt securities (including the terms of any subordination provisions);

•	the aggregate principal amount of the debt securities of the series and any limit thereon;

•	the date or dates on which the principal of and premium, if any, on the debt securities of the series will be payable, or the method or methods, if any, used to determine such date or dates;

•

any interest rate, which may be fixed or variable, the method, if any, used to determine such rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	the basis used to calculate interest on the debt securities of the series if other than a 360-day year of twelve 30-day months;

•

the place or places where (1) payments on the debt securities of the series will be payable, (2) the debt securities of the series may be surrendered for registration of transfer or exchange and (3) notices or demands to or upon us or the Trustee in respect of the debt securities of the series or the Indenture may be served;

•	any provisions for optional redemption or early repayment;

•	any provisions that would require the redemption, purchase or repayment of debt securities of the series;

•	any sinking fund or analogous provision;

•	the denominations in which the debt securities of the series will be issued, if other than $2,000 and any integral multiple of $1,000 in excess thereof;

•

whether payments on the debt securities of the series will be payable in Foreign Currency, whether payments will be payable by reference to any index, formula or other method, and whether we or the holders of the debt securities of the series will be able to elect for payments to be made in any other currency or currency units;

•	the portion of the principal amount of debt securities of the series that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	whether the debt securities of the series are defeasible and any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	whether the debt securities of the series will be issued in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	any deletions from or changes or additions to the Events of Default or covenants in the Indenture;

•	conversion rights with respect to the debt securities of the series, if any;

•	whether and under what circumstances any Additional Amounts with respect to the debt securities of the series will be payable;

•	whether the debt securities of the series will be guaranteed, whether upon issuance or the occurrence of certain events;

•	collateral security for the debt securities of the series, if any; and

•	other specific terms of the debt securities of the series.

The terms of the debt securities of any series may be inconsistent with the terms of the debt securities of any other series, and the terms of particular debt securities within any series may be inconsistent with each other.

Transfer and Exchange

A holder may transfer or exchange debt securities in accordance with the Indenture. The Trustee will act as the security registrar for any series of debt securities unless otherwise specified in the applicable prospectus supplement. We or the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents acceptable to us and the designated security registrar. Each series of debt securities will be represented by either one or more global securities registered in the name of The Depository Trust Company, as the depositary, or a nominee of the depositary (we will refer to any such debt security as a “global debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificate as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth below, global debt securities will not be issuable in certificated form.

Certificated Debt Securities

Holders may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the Indenture. No service charge will be made to a holder for any such registration of transfer or exchange, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Every certificated debt security presented or surrendered for registration of transfer or for exchange will (if so required by us or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to us and the designated security registrar duly executed by the holder thereof or his attorney duly authorized in writing.

Global Debt Securities

Each global debt security will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. Beneficial interests in global debt securities will not be issuable in certificated form unless (i) the depositary has notified us that it is unwilling or unable to continue as depositary for such global debt security or has ceased to be a clearing agency registered under the Exchange Act, (ii) we, in our sole discretion, determine that such global debt security will be exchangeable for certificated debt securities and execute and deliver to the designated security registrar a written request providing that such global debt security shall be so exchangeable, (iii) there has occurred and is continuing an Event of Default with respect to such global debt security or (iv) there exists such circumstances, if any, in addition to or in lieu of the foregoing as have been specified in the applicable prospectus supplement. Unless and until a global debt security is exchanged for certificated debt securities under the limited circumstances described in the previous sentence, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

Redemption and Repurchase

The debt securities of any series may be redeemable at the Company’s option or may be subject to mandatory redemption by the Company as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase by the Company at the option of the holders. The applicable prospectus supplement will describe the terms and conditions regarding any optional or mandatory redemption or option to repurchase the debt securities of the related series.

Certain Covenants

Limitation on Liens

Except as provided below, the Company will not, and will not permit any Subsidiary to, at any time pledge or otherwise subject to any Lien any of its or such Subsidiary’s property, tangible or intangible, real or personal (hereinafter “property”), without thereby expressly securing all of the debt securities outstanding under the

Indenture (together, if the Company so chooses, with any other securities entitled to the benefit of a similar covenant) equally and ratably with any and all other indebtedness for borrowed money or Capital Leases, including any guarantee, secured by such Lien, so long as any such other indebtedness or Capital Lease shall be so secured, and the Company covenants that if and when any such Lien is created, such debt securities will be so secured thereby; provided, that, this restriction shall not apply to any Lien on any property existing as of the date of the Indenture or to the following Liens securing indebtedness for borrowed money or Capital Leases, including any guarantee:

(1)	any Lien on any property (including Aircraft Assets and Capital Stock in any Special Purpose Aircraft Financing Entity) securing Non-Recourse Indebtedness;

(2)

any Lien on any property (including Aircraft Assets and Capital Stock in any Special Purpose Aircraft Financing Entity) (a) existing at the time of acquisition of such property or the entity owning such property (including acquisition through merger or consolidation), or (b) given to secure the payment of all or any part of the purchase, lease or acquisition thereof or the cost of construction, repair, refurbishment, modification or improvement of property (including Aircraft Assets and Capital Stock in any Special Purpose Aircraft Financing Entity) or to secure any indebtedness (including ECA Indebtedness) or Capital Lease incurred prior thereto, at the time of, or within 180 days (18 months in the case of Aircraft Assets and Capital Stock in any Special Purpose Aircraft Financing Entity) after, the acquisition, construction, repair, refurbishment, modification or improvement of property (including Aircraft Assets and Capital Stock in any Special Purpose Aircraft Financing Entity) for the purpose of financing all or part of the purchase, lease or acquisition thereof or the cost of construction, repair, refurbishment, modification or improvement;

(3)	Liens by a Subsidiary as security for indebtedness owed to the Company or any Subsidiary;

(4)

a banker’s lien or right of offset of the holder of such indebtedness in favor of any lender of moneys or holder of commercial paper of the Company or any Subsidiary in the ordinary course of business on moneys of the Company or such Subsidiary deposited with such lender or holder in the ordinary course of business;

(5)	mechanic’s, workmen’s, repairmen’s, materialmen’s or carriers’ Liens or other similar Liens arising in the ordinary course of business or deposits or pledges to obtain the release of any such Liens;

(6)

any Lien arising out of a judgment or award against the Company with respect to which the Company shall in good faith be prosecuting an appeal or proceedings for review or Liens incurred by the Company for the purpose of obtaining a stay or discharge in the course of any legal proceeding to which the Company is a party;

(7)

any Lien for taxes not yet subject to penalties for nonpayment or contest, or minor survey exceptions, or minor encumbrances, assessments or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties, which encumbrances, assessments, reservations, rights and restrictions do not in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the Company’s business;

(8)

any Lien to secure obligations with respect to any interest rate, foreign currency exchange, swap, collar, cap or similar agreements entered into in the ordinary course of business to hedge or mitigate risks related to the Company’s or any of its Subsidiaries’ indebtedness for borrowed money and not for speculative purposes; provided, however, that the collateral securing any Liens permitted by this subsection (8) shall be limited to U.S. dollars, Foreign Currency and/or Government Obligations;

(9)

any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien existing on the date of the Indenture or referred to in the foregoing clauses including in connection with the refinancing of indebtedness of the Company and its Subsidiaries secured by such Lien; and

(10)

other Liens not permitted by any of subsections (1) through (9) above on any property, now owned or hereafter acquired; provided, that, no such Liens shall be incurred pursuant to this subsection (10) if the aggregate principal amount of outstanding indebtedness (without duplication for any guarantee of such indebtedness) and Capital Leases secured by Liens incurred pursuant to this subsection (10) subsequent to the date of the Indenture, including the Lien proposed to be incurred, shall exceed 20% of Consolidated Tangible Assets after giving effect to such incurrence and the use of proceeds of such indebtedness or Capital Leases.

This covenant does not limit Liens that do not secure indebtedness for borrowed money or Capital Leases. Any lien that is granted to secure debt securities outstanding under the Indenture pursuant to the preceding two paragraphs will be automatically released and discharged at the same time as the release (other than through the exercise of remedies with respect thereto) of each Lien that gave rise to such obligation to secure such debt securities under the preceding two paragraphs.

Consolidation, Merger and Sale of Assets

The Company will not (i) consolidate with or merge with or into or wind up into any other Person (whether or not the Company is the surviving corporation), or (ii) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of the Company and its subsidiaries, taken as a whole, in one or more related transactions, to any Person, in each case, unless:

(1)

the resulting, surviving or transferee Person (the “Successor Company”) is a Person organized and existing under the laws of the United States of America, any state or territory thereof or the District of Columbia;

(2)

the Successor Company (if other than the Company) expressly assumes all of the obligations of the Company under the Indenture and all of the debt securities outstanding thereunder pursuant to a supplemental indenture;

(3)	immediately after giving effect to such transaction, no Default or Event of Default with respect to the debt securities of any series shall have occurred and be continuing; and

(4)

the Company shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, winding up or disposition, and such supplemental indenture, if any, comply with the Indenture.

For the purpose of this covenant, Aircraft Asset leasing in the ordinary course of business of the Company or any of its Subsidiaries shall not be considered the leasing of “all or substantially all” of the properties and assets of the Company and its subsidiaries, taken as a whole.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following are “Events of Default” with respect to the debt securities of any series outstanding under the Indenture:

(1)

default in any payment of interest on, or any Additional Amounts payable in respect of any interest on, any debt security of that series when such interest or such Additional Amounts, as the case may be, become due and payable, which default continues for a period of 30 days;

(2)

default in the payment of principal of, or premium, if any, on, or any Additional Amounts payable in respect of any principal of or premium, if any, on, any debt security of that series when due at its stated maturity, upon optional redemption, upon required repurchase, upon declaration, upon repurchase or repayment at the option of the Holder, or otherwise;

(3)	default in the deposit of any sinking fund payment, when and as due by the terms of any debt security of that series, which default continues for a period of 30 days;

(4)

default in the performance, or breach, of any covenant or warranty of the Company in the Indenture with respect to any debt security of that series (other than a covenant or warranty with respect to which a default in performance or breach is elsewhere in this section specifically addressed or which covenant or warranty has been included in the Indenture solely for the benefit of one or more series of debt securities other than the applicable series of debt securities), and continuance of such default or breach for a period of 90 consecutive days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture;

(5)

default under any mortgage, indenture or instrument under which there is issued, or which secures or evidences, any indebtedness for borrowed money of the Company (or the payment of which is guaranteed by the Company) (other than indebtedness owed to any Subsidiary or Non-Recourse Indebtedness of the Company) now existing or hereafter created, which default shall constitute a failure by the Company to pay principal in an amount exceeding $200.0 million (the “Threshold Amount”) when due and payable by the Company at final stated maturity, after expiration of any applicable grace period with respect thereto, or shall have resulted in an aggregate principal amount of such indebtedness exceeding the Threshold Amount for such series becoming due and payable by the Company prior to the date on which it would otherwise have become due and payable; provided, however, that in connection with any series of the Convertible Notes, (a) any conversion of such indebtedness by a holder thereof into shares of common stock, cash or a combination of cash and shares of common stock, (b) the rights of holders of such indebtedness to convert into shares of common stock, cash or a combination of cash and shares of common stock and (c) the rights of holders of such indebtedness to require any repurchase by the Company of such indebtedness in cash upon a fundamental change shall not, in itself, constitute an Event of Default hereunder; or

(6)

certain events of bankruptcy, insolvency or reorganization of the Company or a guarantor, if any, of the debt securities of that series, and, in the case of an involuntary insolvency proceeding, such proceeding remains unstayed for a period of 90 consecutive days.

If an Event of Default (other than an Event of Default described in clause (6) above) occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of that series may declare the principal of, premium, if any, and accrued and unpaid interest, if any, and any Additional Amounts, if any, with respect to the foregoing, on all the debt securities of that series to be due and payable by notice in writing to the Company and each guarantor of such series, as applicable (and to the Trustee if given by holders). Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest, if any, will be due and payable immediately. No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities.

In the event of a declaration of acceleration of debt securities of any series solely because an Event of Default described in clause (5) above has occurred and is continuing, the declaration of acceleration of such series shall be automatically rescinded and annulled if (i) the default or defaults triggering such Event of Default pursuant to clause (5) shall be remedied or cured by the Company or waived by the holders of the relevant indebtedness within 30 days after the declaration of acceleration with respect thereto, (ii) the rescission and annulment of the acceleration of such series would not conflict with any judgment or decree of a court of competent jurisdiction and (iii) all Events of Default with respect to the debt securities of such series, except non-payment of principal of, or premium, if any, or interest on, such debt securities, that have become due solely by such declaration of acceleration of the debt securities of such series, have been cured or waived as provided below.

If an Event of Default described in clause (6) above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest, if any, and any Additional Amounts, if any, with respect to the foregoing, on all the debt securities of that series will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders.

Any application by the Trustee for written instructions from the requisite amount of holders may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under the Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions from the requisite amount of holders in response to such application specifying the action to be taken or omitted.

The Indenture provides that the Trustee is under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders of any series of debt securities pursuant to the Indenture, unless such holders have offered to the Trustee an indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction. Subject to certain rights of the Trustee, the holders of a majority in principal amount of the outstanding debt securities of any series of debt securities or the outstanding debt securities affected, as the case may be, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, in each case, under the Indenture and relating to or arising under an Event of Default with respect to such series other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization; provided that:

(1)	such direction will not be in conflict with any rule of law or with the Indenture or the debt securities of such series or such affected debt securities, as the case may be;

(2)

such direction is not unduly prejudicial to the rights of the holders of outstanding debt securities of such series or such outstanding debt securities affected, as the case may be, not joining in the direction;

(3)	such direction will not involve the Trustee in personal liability or expense for which the Trustee has not received a reasonably satisfactory indemnity; and

(4)	the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

Except to enforce the right to receive payment of principal, premium, if any, or interest and any Additional Amounts, if any, with respect to the foregoing, when due, no holder of any debt security of any series may institute any proceeding, judicial or otherwise, with respect to the Indenture or the debt securities of that series, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless:

(1)	an Event of Default with respect to that series has occurred and is continuing and such holder previously gave written notice to the Trustee of such Event of Default and the continuance thereof;

(2)

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee thereunder;

(3)	such holder or holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)	the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)

no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities of that series.

No one or more of such holders of debt securities of that series will have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other of such holders of debt securities of that series, or to obtain or to seek to obtain priority or preference over any other of such holders of debt securities of that series or to enforce any right under the Indenture, except, in each case, in the manner herein provided and for the equal and ratable benefit of all of such holders of debt securities of that series.

Notwithstanding any other provision in the Indenture, the holder of any debt security has the right, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and interest, if any, on, and any Additional Amounts, if any, with respect to, such debt security on the respective stated maturities expressed in such debt security (or, in the case of redemption, on the redemption date, or, in the case of repayment at the option of the holder, on the date such repayment is due) and to institute suit for the enforcement of any such payment, and such rights will not be impaired without the consent of such holder.

The Indenture provides that within 60 days following the date on which the Company becomes aware of a Default or receives notice of such Default, as applicable, if such Default is continuing, the Company will deliver a certificate to the Trustee specifying any events which would constitute a Default, their status and what action the Company is taking or proposing to take in respect thereof. The Indenture provides further that if a Default with respect to the debt securities of any series occurs and is continuing and is known to the Trustee, the Trustee will provide each holder of debt securities of such series notice of the Default within 90 days after it occurs.

Except in the case of a Default in the payment of principal of, premium, if any, or interest on any debt security of such series or in the payment of any Additional Amounts or any sinking fund installment with respect to debt securities of such series, the Trustee may withhold from the holders of debt securities of such series notice of any continuing Default if the Trustee determines in good faith that withholding the notice is in the interests of such holders. Further, in the case of any Default in the performance, or breach, of any covenant or warranty by the Company or the guarantors, if any, with respect to such series, which Default must continue for a period of 90 consecutive days after there has been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate of the principal amount of outstanding debt securities of that series, no such notice to holders must be given until at least 90 days after the occurrence thereof. In addition, the Company and each guarantor, if any, is required to deliver to the Trustee, within 120 days after the end of each fiscal year of the Company and such guarantor (as the case may be), a certificate indicating whether the signers thereof know of any Default that occurred during the previous year.

Legal Defeasance and Covenant Defeasance

Unless otherwise specified in the applicable prospectus supplement, the Company may, at its option and at any time, elect to have all of its obligations discharged with respect to any outstanding debt securities or any particular series of debt securities (subject to the survival of certain provisions) (“legal defeasance”) or to be released from its obligations under certain of the covenants governing any outstanding debt securities or any particular series of debt securities (“covenant defeasance”), in each case, to the extent set forth in, and subject to the terms of, the Indenture and the debt securities of such series.

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the debt securities or the applicable series of debt securities may not be accelerated because of an Event of Default (as described in “Description of Debt Securities—Events of Default”) with respect to such debt securities or series of debt securities. If the Company exercises its covenant defeasance option, payment of the debt securities or any applicable series of debt securities may not be accelerated because of an Event of Default that resulted from failure of the Company to comply with its obligations under any covenant subject to defeasance, which includes the covenants described in “Description of Debt Securities—Certain Covenants—Limitation on Liens” and, if applicable, other covenants or obligations of the Company as may be specified in the applicable prospectus supplement.

In order to exercise either legal defeasance or covenant defeasance under the indenture, the indenture requires, among other conditions, that the Company irrevocably deposit with the trustee, in trust, for the benefit of the holders, money in the currency in which the debt securities or the applicable series of debt securities are payable at stated maturity, upon redemption or upon repurchase, as the case may be, Government Obligations, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on, and, to the extent that (x) such debt securities or series of debt securities provide for the payment of Additional Amounts and (y) the amount of Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by the Company, in the exercise of its reasonable discretion, any Additional Amounts with respect to, the outstanding debt securities or applicable series of debt securities, and any mandatory sinking fund or analogous payments on those debt securities or series of debt securities, on the stated maturity, the redemption date or the date of repurchase, as the case may be. In addition, the Company shall deliver to the Trustee an officers’ certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions and exclusions) stating that all conditions precedent to such defeasance have been satisfied.

Satisfaction and Discharge

Unless otherwise specified in the applicable prospectus supplement, the Indenture will be discharged as to all debt securities of any series and will cease to be of further effect as to all debt securities of such series, when either:

(1)

all debt securities of such series that have been authenticated and delivered (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust) have been delivered to the Trustee for cancellation; or

(2)

(a) all debt securities of such series not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise, will become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company (and/or any guarantor of such debt securities, as the case may be) has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the applicable holders, cash in the currency in which such debt securities are payable, Government Obligations or a combination thereof in such amounts as will be sufficient to pay and discharge the entire indebtedness on the debt securities of such series not theretofore delivered to the Trustee for cancellation for principal, premium, if any, accrued interest and, to the extent that (x) such debt securities provide for the payment of Additional Amounts and (y) the amount of any such Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by the Company, in the exercise of its sole discretion, any Additional Amounts, and any mandatory sinking fund or analogous payments on those debt securities, to the date of stated maturity, redemption or repurchase, as the case may be;

(b) no Default or Event of Default with respect to the debt securities of such series has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than the Indenture) to which the Company is a party or by which the Company is bound;

(c) the Company has paid or caused to be paid all other sums payable or due and owing by the Company under the Indenture with respect to the outstanding debt securities of such series; and

(d) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the debt securities of such series at maturity, the redemption date or date of repurchase, as the case may be.

In addition, the Company shall deliver to the Trustee an officers’ certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions and exclusions) stating that all conditions precedent to satisfaction and discharge have been satisfied.

If the debt securities of any series provide for the payment of Additional Amounts, the Company will remain obligated, following the deposit described above, to pay Additional Amounts on those debt securities to the extent that they exceed the amount deposited in respect of those Additional Amounts as described above.

Modification and Waiver

Modification of Indenture

The Indenture provides that we, any guarantor and the Trustee may, without the consent of any holders of debt securities, enter into supplemental indentures to, among other things:

(1)

evidence the succession of another Person to the Company and/or any guarantor (as applicable) and the assumption by any such successor of the covenants of the Company and/or guarantor therein, in the debt securities or in the applicable guarantee of debt securities;

(2)

add to the covenants of the Company and/or any guarantor (as applicable) for the benefit of the holders of all or any series of debt securities or to surrender any right or power therein conferred upon the Company and/or such guarantor (as applicable) with respect to all or any series of debt securities;

(3)	add any additional Events of Default for the benefit of the holders of all or any series of debt securities;

(4)

to add to or change any of the provisions of the Indenture or the terms of all or any series of debt securities to such extent as shall be necessary to permit or facilitate the issuance of all or any series of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of all or any series of debt securities in uncertificated form; provided, in each case, that all uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended;

(5)

add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (i) shall neither (A) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such debt security with respect to such provision or (ii) shall become effective only when there is no such debt security outstanding;

(6)	secure any series of debt securities or any guarantee of debt securities;

(7)	establish the form or terms of debt securities of any series and/or establish the form or terms of any guarantee of debt securities;

(8)

evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the debt securities of one or more series or to add to or change any of the provisions of the Indenture to provide for more than one Trustee;

(9)

cure any ambiguity or to correct or supplement any provision in the Indenture or in any supplemental indenture that may be defective or inconsistent with any other provision in the Indenture or in any supplemental indenture;

(10)

conform the Indenture or any supplemental indenture to the description of the debt securities and/or the guarantees of the debt securities set forth in any prospectus, offering memorandum or supplement to such prospectus or offering memorandum related to such series of debt securities;

(11)	comply with any requirements of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;

(12)

add guarantees with respect to the debt securities of any series or to confirm and evidence the release, termination or discharge of any such guarantees with respect to the debt securities of any series when such release, termination or discharge is permitted under the Indenture; or

(13)

make any other provisions with respect to matters or questions arising under the Indenture or to make any other change that is necessary or desirable; provided that no such provision or change made pursuant to this clause (13) shall have a material adverse effect on the interests of the holders of the outstanding debt securities of any series.

In addition, modifications and amendments of the Indenture and/or any guarantee of debt securities may be made by us, any applicable guarantor and the Trustee with the consent of the holders of more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by such modification or amendment, provided, however, that no such modification or amendment may, without the consent of each holder of outstanding debt securities affected thereby,

(1)	change the stated maturity of the principal of, or premium, if any, or of any installment of principal or interest on, or any Additional Amounts, if any, with respect to, any debt securities;

(2)

reduce the principal amount of or any premium on any debt securities or reduce the interest rate (or modify the calculation of such rate) on or any amount payable upon redemption or repurchase of, or any Additional Amounts payable with respect to, any debt securities or change the Company’s obligation to pay Additional Amounts (except as otherwise contemplated and permitted by the Indenture);

(3)

reduce the amount of the principal of an original issue discount debt security or any other debt security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the terms of the Indenture;

(4)	change the currency in which any debt securities or any premium or interest thereon, or any Additional Amounts with respect thereto, is payable;

(5)

impair the right to institute suit for the enforcement of any payment of principal, interest, premium or Additional Amounts on any debt securities on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date, or, in the case of repayment at the option of the holder, on or after the date for repayment);

(6)

reduce the percentage in principal amount of the outstanding debt securities of any series required for modification or amendment of the Indenture or for any waiver of compliance with certain provisions of the Indenture or for waiver of certain Defaults; or

(7)	subject to certain limited exceptions, modify any of the provisions set forth in this “Description of Debt Securities—Modification and Waiver” section.

Waiver of Default

The holders of not less than a majority in principal amount of the outstanding debt securities of the series affected by the Default may, on behalf of the holders of all such debt securities of such series, waive any past Default under the Indenture with respect to all of the outstanding debt securities of such series except a continuing Default in the payment of principal of, any premium or interest on, or any Additional Amounts with respect to, such debt securities and a Default in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of each holder of the outstanding debt securities of such series affected.

Debt Securities in Foreign Currencies

Unless otherwise specified in the applicable prospectus supplement, whenever the Indenture provides for any action by, or the determination of any of the rights of, or any distribution to, holders of debt securities of any series in which not all of such debt securities are denominated in the same currency, any amount in respect of any debt security denominated in a Foreign Currency shall be treated for any such action, determination or distribution as that amount of U.S. dollars that could be obtained by converting any such Foreign Currency as of the record date with respect to the debt securities of such series for such action, determination or distribution (or, if there shall be no applicable record date, such other date reasonably proximate to the date of such distribution) as we may specify in a written notice to the Trustee. Unless otherwise specified in the applicable prospectus supplement, such conversion shall be at the spot rate for the purchase of the designated Foreign Currency as published in The Financial Times in the “Currency Rates” section (or, if The Financial Times is no longer published, or such information is no longer available in The Financial Times, such source as may be selected in good faith by us) on any date of determination.

Payment and Paying Agents

Payments on the debt securities of a particular series will be made at the office or agency maintained by us for that purpose in the place of payment specified for such securities (or, if we fail to maintain such office or agency, at the corporate trust office of the Trustee). At our option, however, we may make payments of interest and any Additional Amounts by check mailed to the holder’s registered address or, with respect to global debt securities, by wire transfer. Payments of interest and any Additional Amounts made on scheduled interest payment dates with respect to a particular debt security will be paid to the person in whose name such debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise, the Trustee will be designated as our paying agent for payments on the debt securities. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Subject to the requirements of applicable abandoned property law, the Trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the Trustee or paying agent with respect to that money will cease.

Notices

Except as otherwise described herein, notice to registered holders of the debt securities will be given by mail to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of such mailing. As long as the debt securities of any series are in the form of one or more global debt securities, notice to holders of such series may be made electronically in accordance with the procedures of the applicable depositary.

Governing Law

The Indenture, the debt securities and each guarantee, if any, will be governed by and construed in accordance with the laws of the State of New York.

Concerning our Relationship with the Trustee

Deutsche Bank Trust Company Americas will act as Trustee under the Indenture. An affiliate of Deutsche Bank Trust Company Americas is a lender to us under our syndicated credit facility and also provides, from time to time, other services to us in the ordinary course of business.

Certain Definitions

The following defined terms are applicable to the debt securities outstanding under the Indenture in addition to any other defined terms in the Indenture that are not defined herein.

“Additional Amounts” means any additional amounts which are required by the Indenture or by the terms of any debt security thereunder, under circumstances specified therein, to be paid by the Company in respect of taxes, duties, levies, imposts, assessments or other governmental charges imposed on holders specified therein.

“Aircraft Assets” means (x) aircraft, airframes, engines (including spare engines), propellers, parts and other operating assets and pre-delivery payments relating to any of the items in this clause (x); and (y) intermediate or operating leases relating to any of the items in the foregoing clause (x).

“ALC Warehouse” means ALC Warehouse Borrower, LLC, a Delaware limited liability company.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with generally accepted accounting principles.

“Capital Stock” of a Person means all equity interests in such Person, including any common stock, preferred stock, limited liability or partnership interests (whether general or limited), and all warrants or options with respect to, or other rights to purchase, the foregoing, but excluding Convertible Notes and other indebtedness (other than preferred stock) convertible into equity.

“Consolidated Tangible Assets” means, at any date, the total assets of the Company and its Subsidiaries reported on the most recently prepared consolidated balance sheet of the Company filed with the SEC or delivered to the Trustee as of the end of a fiscal quarter, less all assets shown on such consolidated balance sheet that are classified and accounted for as intangible assets of the Company or any of its Subsidiaries or that otherwise would be considered intangible assets under generally accepted accounting principles, including, without limitation, franchises, patents and patent applications, trademarks, brand names, unamortized debt discount and goodwill.

“Convertible Notes” means indebtedness of the Company that is optionally convertible into Capital Stock of the Company (and/or cash based on the value of such Capital Stock) and/or indebtedness of a Subsidiary of the Company that is optionally exchangeable for Capital Stock of the Company (and/or cash based on the value of such Capital Stock).

“Default” means, with regard to the debt securities of any series outstanding under the Indenture, any event that is, or after the notice or passage of time or both would be, an Event of Default with respect to such series of debt securities.

“ECA Indebtedness” means any indebtedness incurred in order to fund the deliveries of new Aircraft Assets, which indebtedness is guaranteed by one or more Export Credit Agencies, including guarantees thereof by the Company or any of its Subsidiaries.

“Existing Warehouse Facility” means that certain Amended and Restated Warehouse Loan Agreement, dated as of June 21, 2013 and as amended as of October 14, 2013, July 23, 2014, December 24, 2015 and August 23, 2018, among ALC Warehouse, the lenders party thereto and Commonwealth Bank of Australia, New York Branch, as Agent, as such agreement may be amended, supplemented, extended, refinanced, renewed or replaced.

“Export Credit Agencies” means collectively, the export credit agencies or other governmental authorities that provide export financing of new Aircraft Assets (including, but not limited to, the Brazilian Development Bank,

Compagnie Francaise d’Assurance pour le Commerce Exterieur, Her Britannic Majesty’s Secretary of State acting by the Export Credits Guarantee Department, Euler-Hermes Kreditversicherungs AG, the Export-Import Bank of the United States, the Export Development Canada or any successor thereto).

“Foreign Currency” means any currency, currency unit or composite currency issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such government.

“Government Obligation” means (x) any security that is (i) a direct obligation of the United States of America or the other government or governments in the confederation which issued the Foreign Currency in which the principal of or any premium or interest on the relevant debt security or any Additional Amounts in respect thereof shall be payable, in each case, where the payment or payments thereunder are supported by the full faith and credit of such government or governments or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such other government or governments, in each case, where the payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, which, in either case of (i) or (ii), is not callable or redeemable at the option of the issuer or issuers thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended from time to time) as custodian with respect to any Government Obligation that is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any such Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any Capital Lease, upon or with respect to any property or asset of such Person.

“Non-Recourse Indebtedness” means, with respect to any Person, any indebtedness of such Person or its Subsidiaries that is, by its terms, recourse only to specific assets and non-recourse to the assets of such Person generally and that is neither guaranteed by any Affiliate (other than a Subsidiary) of such Person or would become the obligation of any Affiliate (other than a Subsidiary) of such Person upon a default thereunder, other than (i) recourse for fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities, prohibited transfers, violations of single purpose entity covenants and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate guaranty or indemnification agreements in non-recourse financings, (ii) recourse to the equity interests of such Person or its Subsidiaries and to a guarantee by the Company or any Affiliate of the Company that does not exceed 10% of the outstanding indebtedness of such Person and its Subsidiaries, including such a guarantee of Warehouse Facility Indebtedness, and (iii) the existence of a guarantee that does not constitute a guarantee of payment of principal, interest or premium on indebtedness.

“Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof.

“Special Purpose Aircraft Financing Entity” means a Subsidiary of the Company (x) that engages in no business other than the purchase, finance, refinance, lease, sale and management of Aircraft Assets, the ownership of Special Purpose Aircraft Financing Entities and business incidental thereto; (y) substantially all of the assets of which are comprised of Aircraft Assets and/or Capital Stock in Special Purpose Aircraft Financing Entities; and (z) that is not obligated under, or the organizational documents or financing documents of which prevent it from incurring, in each case, indebtedness for money borrowed other than indebtedness incurred to finance or refinance the purchase, lease or acquisition of Aircraft Assets and the purchase of Special Purpose Aircraft Financing Entities or the cost of construction, repair, refurbishment, modification or improvement thereof.

“Subsidiary” of any Person means (x) any corporation, association or similar business entity (other than a partnership, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors or trustees thereof (or Persons performing similar functions) or (y) any partnership, limited liability company, trust or similar entity of which more than 50% of the capital accounts, distribution rights or total equity, as applicable, is, in the case of clauses (x) and (y), at the time owned, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Warehouse Facility” means any financing arrangement of any kind, including, but not limited to, financing arrangements in the form of repurchase facilities, loan agreements, note and/or other security issuance facilities and commercial paper facilities, with a financial institution or other lender or purchaser exclusively to finance or refinance the purchase by the Company or a Subsidiary of the Company of Aircraft Assets.

“Warehouse Facility Indebtedness” means indebtedness under any Existing Warehouse Facility or other Warehouse Facility; provided that the amount of any particular Warehouse Facility Indebtedness as of any date of determination shall be calculated in accordance with GAAP.

DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of the rights of our Class A Common Stock, Class B Non-Voting Common Stock, Series A Preferred Stock, Series B Preferred Stock and preferred stock (each as defined below) and of certain provisions of our restated certificate of incorporation and fourth amended and restated bylaws. This information does not purport to be complete and is subject to, and qualified in its entirety by reference to, the terms of our restated certificate of incorporation, the certificates of designations for our Series A Preferred Stock and Series B Preferred Stock, our fourth amended and restated bylaws and the provisions of applicable Delaware law. For more detailed information, please see our restated certificate of incorporation, the certificates of designations for our Series A Preferred Stock and Series B Preferred Stock and our fourth amended and restated bylaws, which are filed as exhibits to reports we file with the SEC.

Authorized Capitalization

We are authorized to issue 500,000,000 shares of Class A Common Stock, $0.01 par value per share (“Class A Common Stock”), 10,000,000 shares of Class B Non-Voting Common Stock, $0.01 par value per share (“Class B Non-Voting Common Stock,” and together with the Class A Common Stock, the “common stock”), and 50,000,000 shares of preferred stock, $0.01 par value per share (“preferred stock”), the rights and preferences of which may be established from time to time by our board of directors.

As of May 5, 2021, 114,124,428 shares of Class A Common Stock were outstanding, no shares of Class B Non-Voting Common Stock were outstanding, 10,000,000 shares of 6.150% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A (Liquidation Preference $25.00 Per Share) (the “Series A Preferred Stock”) were outstanding and 300,000 shares of 4.650% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B (Liquidation Preference $1,000.00 Per Share) (the “Series B Preferred Stock”) were outstanding. We have reserved 4,505,773 shares of Class A Common Stock for issuance under the Air Lease Corporation 2014 Equity Incentive Plan.

Common Stock

Our restated certificate of incorporation provides that, except with respect to voting rights and conversion rights, the Class A Common Stock and Class B Non-Voting Common Stock will be treated equally and identically.

Holders of our Class A Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, including the election of directors. Holders of Class B Non-Voting Common Stock are not entitled to any vote, other than with respect to amendments to the terms of the Class B Non-Voting Common Stock that would significantly and adversely affect the rights or preferences of the Class B Non-Voting Common Stock, including, without limitation, with respect to the convertibility thereof, or as otherwise required by law. The holders of Class A Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action, except (i) as described in this paragraph for our Class B Common Stock and below under “—6.150% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A—Voting Rights” and “—4.650% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B—Voting Rights”, (ii) with respect to any amendments to our restated certificate of incorporation, including any certificates of designation, that alter or change the powers, preferences, or special rights of any outstanding class of capital stock so as to affect that class adversely, (iii) as may be provided in our restated certificate of incorporation for any other series of capital stock we may issue in the future and (iv) as otherwise required by law.

Except as otherwise provided by law, our restated certificate of incorporation or our fourth amended and restated bylaws, all matters to be voted on by our stockholders require approval by a majority of the shares present in person or by proxy at a meeting of stockholders and entitled to vote on the subject matter. Except as provided in the following sentence, director nominees are elected to our board of directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Director nominees are elected by a plurality of the votes cast at any meeting of stockholders if (i) we have received notices that a stockholder has nominated a person for election to our board of directors in compliance with the advance notice requirements for stockholder nominees set forth in our fourth amended and restated bylaws and (ii) such nomination has not been withdrawn by the stockholder on or prior to the day next preceding the date we first mail our notice of meeting for such meeting to the stockholders. Holders of shares of Class A Common Stock do not have cumulative voting rights in connection with the election of directors, which means the holders of a majority of the shares of Class A Common Stock entitled to vote in any election of directors are able to elect all of the directors standing for election, except as described below under “—6.150% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A—Voting Rights—Right to Elect Two Directors on Nonpayment of Dividends” and “—4.650% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B—Voting Rights—Right to Elect Two Directors on Nonpayment of Dividends.”

Each share of Class B Non-Voting Common Stock is convertible into one share of Class A Common Stock at the option of the holder, and will automatically convert at the time it is transferred to a third party unaffiliated with such initial holder, subject to applicable transfer restrictions.

Any amendment to the terms of the Class A Common Stock will apply equally to the Class B Non-Voting Common Stock and the Class B Non-Voting Common Stock will have all of the same rights as the Class A Common Stock, except as to voting and convertibility, and will be treated equally in all respects with the Class A Common Stock, including, without limitation, with respect to dividends.

Subject to any preferential rights of any then outstanding preferred stock, including the Series A Preferred Stock and Series B Preferred Stock, holders of common stock are entitled to receive any dividends that may be declared by our board of directors out of legally available funds.

In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to receive proportionately any of our assets remaining after the payment of liabilities and any preferential rights of the holders of our then outstanding preferred stock, including the Series A Preferred Stock and Series B Preferred Stock.

Except as described in this prospectus, holders of common stock will have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of holders of common stock will be subject to those of the holders of our Series A Preferred Stock, Series B Preferred Stock and any other shares of our preferred stock we may issue in the future.

Preferred Stock

Our restated certificate of incorporation authorizes our board of directors to issue and to designate the terms of one or more classes or series of preferred stock. The rights with respect to a class or series of preferred stock may be greater than the rights attached to our common stock. It is not possible to state the actual effect of the issuance of any future shares of our preferred stock on the rights of holders of our common stock until our board of directors determines the specific rights attached to that class or series of preferred stock.

6.150% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A

General

The Series A Preferred Stock represents a single series of our authorized preferred stock. We have filed a certificate of designations with respect to the Series A Preferred Stock with the Secretary of State of the State of Delaware. The outstanding shares of the Series A Preferred Stock are fully paid and non-assessable.

The number of authorized shares of the Series A Preferred Stock is 10,000,000 and the “stated amount” per share is $25.00. The number of authorized shares of the Series A Preferred Stock may from time to time be increased (but not in excess of the total number of authorized shares of preferred stock, less all shares of any other series of preferred stock authorized at the time of such increase) or decreased (but not below the number of shares of Series A Preferred Stock then outstanding) by resolution of our board of directors (or a duly authorized committee of our board of directors), without the vote or consent of the holders of the Series A Preferred Stock. Shares of the Series A Preferred Stock that are redeemed, repurchased or otherwise acquired by us will be cancelled and shall revert to authorized but unissued shares of preferred stock undesignated as to series. We have the authority to issue fractional shares of the Series A Preferred Stock.

The Series A Preferred Stock is not convertible into, or exchangeable for, shares of our common stock or any other class or series of our other securities and is not subject to any sinking fund or any other obligation of us for their repurchase or retirement. The Series A Preferred Stock has no stated maturity.

We reserve the right to re-open the series of the Series A Preferred Stock and issue additional shares of the Series A Preferred Stock either through public or private sales at any time and from time to time without notice to or the consent of holders of Series A Preferred Stock. The additional shares of the Series A Preferred Stock would be deemed to form a single series with the outstanding Series A Preferred Stock. Each share of the Series A Preferred Stock shall be identical in all respects to every other share of Series A Preferred Stock, except that shares of Series A Preferred Stock issued after March 5, 2019 shall accrue dividends from the date they are issued. References to the “accrual” of dividends refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.

Additional preferred stock may be issued from time to time in one or more series, each with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as our board of directors (or a duly authorized committee of our board of directors) may determine prior to the time of such issuance.

Ranking

The Series A Preferred Stock ranks, with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock, and to any other class or series of our capital stock expressly designated as ranking junior to the Series A Preferred Stock;

•	on parity with any other class or series of our capital stock expressly designated as ranking on parity with the Series A Preferred Stock, including our Series B Preferred Stock; and

•	junior to any other class or series of our capital stock expressly designated as ranking senior to the Series A Preferred Stock.

The term “capital stock” does not include convertible or exchangeable debt securities, which, prior to conversion or exchange, rank senior in right of payment to the Series A Preferred Stock. As of the date of this prospectus, we did not have any junior stock other than the common stock and we did not have any parity stock other than the Series B Preferred Stock described below. As of the date of this prospectus, we had no senior capital stock or any convertible or exchangeable debt securities outstanding.

The Series A Preferred Stock also ranks junior in right of payment to our existing and future debt obligations, including any subordinated debt, and liabilities.

Dividends

Holders of Series A Preferred Stock are entitled to receive, when, as and if declared by our board of directors (or a duly authorized committee of our board of directors), only out of funds legally available therefor, non-cumulative cash dividends as follows:

•

From March 5, 2019 (the date of original issue) to, but excluding, March 15, 2024 (such period, the “Fixed-Rate Period”), dividends will be payable on the stated amount of $25.00 per share at a rate of 6.150% per annum, payable quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2019.

•

From, and including, March 15, 2024 (such period, the “Floating-Rate Period”), dividends will be payable on the stated amount of $25.00 per share at a rate equal to three-month LIBOR (as defined below) plus 3.650% per annum, reset quarterly, payable quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2024, subject to potential adjustment as provided in clause (iii) of the definition of three-month LIBOR.

Each date on which dividends are payable pursuant to the foregoing clauses, subject to adjustment as provided below, is a “dividend payment date,” and dividends for each dividend payment date are payable with respect to the dividend period (or portion thereof) ending on the day preceding such respective dividend payment date, in each case to holders of record on the 15th calendar day before such dividend payment date or such other record date not more than 30 nor less than 10 days preceding such dividend payment date fixed for that purpose by our board of directors (or a duly authorized committee of our board of directors) in advance of payment of each particular dividend.

If any such date on or before March 15, 2024 is not a business day, then such date will nevertheless be a dividend payment date, but dividends on the Series A Preferred Stock, when, as and if declared, will be paid on the next succeeding business day (without adjustment in the amount of the dividend per share of Series A Preferred Stock). If any such date after March 15, 2024 that would otherwise be a dividend payment date is not a business day, then the next succeeding business day will be the applicable dividend payment date and dividends on the Series A Preferred Stock, when, as and if declared, will be paid on such next succeeding business day, unless such day falls in the next calendar month, in which case the dividend payment date will be brought forward to the immediately preceding day that is a business day.

The amount of the dividend per share of the Series A Preferred Stock is calculated (a) for each dividend period (or portion thereof) in the Fixed-Rate Period, on the basis of a 360-day year consisting of twelve 30-day months, and (b) for each dividend period (or portion thereof) in the Floating-Rate Period, based on the actual number of days in the dividend period and a 360-day year, subject to potential adjustment as provided in clause (iii) of the definition of three-month LIBOR.

Dividends on shares of the Series A Preferred Stock are not cumulative and are not mandatory. If our board of directors (or a duly authorized committee of our board of directors) does not declare a dividend on the Series A Preferred Stock in respect of a dividend period, then holders of the Series A Preferred Stock are not entitled to receive any dividends not declared by our board of directors (or a duly authorized committee of our board of directors) and no interest, or sum of money in lieu of interest or dividends, shall be payable in respect of any dividend not so declared, whether or not our board of directors (or a duly authorized committee of our board of directors) declares a dividend on the Series A Preferred Stock or any other series of our preferred stock or on our common stock for any future dividend period.

The establishment of three-month LIBOR for each dividend period in the Floating-Rate Period by the calculation agent (including, for the avoidance of doubt, at the direction of us in the case of clause (iii) of the definition of three-month LIBOR) or IFA (as defined below), as applicable, shall, in the absence of manifest error, be final and binding. For the avoidance of doubt, any adjustments made pursuant to clause (iii) of the definition of three-month LIBOR shall not be subject to the vote or consent of the holders of the Series A Preferred Stock.

As used in this section of the prospectus under the heading “—6.150% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A”:

A “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

“dividend period” means each period from and including a dividend payment date (except that the initial dividend period shall commence on and include the date of original issue of the Series A Preferred Stock) and continuing to, but excluding, the next succeeding dividend payment date.

“dividend determination date” means, with respect to a dividend period during the Floating-Rate Period, the second London banking day prior to the beginning of such dividend period.

“London banking day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

“three-month LIBOR” for each dividend determination date related to the Floating-Rate Period will be determined by the calculation agent as follows:

(i)

The rate (expressed as a percentage per annum) for deposits in U.S. dollars having a maturity of three months that appears on Reuters Page LIBOR01 (as defined herein) as of 11:00 a.m., London time, on that dividend determination date. If no such rate appears, then three-month LIBOR, in respect of that dividend determination date, will be determined in accordance with the provisions described in (ii) below.

(ii)

With respect to a dividend determination date on which no rate appears on Reuters Page LIBOR01, we will request the principal London offices of each of four major reference banks in the London interbank market (which may include affiliates of the underwriters), as selected by us, to provide its offered quotation (expressed as a percentage per annum) for deposits in U.S. dollars for the period of three months, commencing on the related dividend determination date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that dividend determination date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then three-month LIBOR on that dividend determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then three-month LIBOR on the dividend determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in The City of New York, on the dividend determination date by three major banks in The City of New York (which may include affiliates of the underwriters) selected by us for loans in U.S. dollars to leading European banks, for a period of three months, commencing on the related dividend reset date, and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two such rates are so provided, three-month LIBOR on the dividend determination date will be the arithmetic mean of such rates.

(iii)

Notwithstanding clauses (i) and (ii) above, if we, in our sole discretion, determine that three-month LIBOR has been permanently discontinued or is no longer viewed as an acceptable benchmark for securities like the Series A Preferred Stock and we have notified the calculation agent of such determination (a “LIBOR Event”), the calculation agent will use, as directed by us, as a substitute for three-month LIBOR (the “Alternative Rate”) for each future dividend determination date, the alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for three-month LIBOR. As part of such substitution, the calculation agent will, as directed by us, make such adjustments to the Alternative Rate or the spread thereon, as well as the business day convention, dividend determination dates and related provisions and definitions (“Adjustments”), in each case that are consistent with market practice for the use of such Alternative

Rate. Notwithstanding the foregoing, if we determine that there is no alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for three-month LIBOR, we may, in our sole discretion, appoint an independent financial advisor (“IFA”) to determine an appropriate Alternative Rate and any Adjustments, and the decision of the IFA will be binding on us, the calculation agent and the holders of Series A Preferred Stock. If on any dividend determination date during the Floating-Rate Period (which may be the first dividend determination date of the Floating-Rate Period) a LIBOR Event has occurred prior to such dividend determination date and for any reason an Alternative Rate has not been determined or there is no such market practice for the use of such Alternative Rate (and, in each case, an IFA has not determined an appropriate Alternative Rate and Adjustments or an IFA has not been appointed) as of such dividend determination date, then commencing on such dividend determination date the dividend rate, business day convention and manner of calculating dividends applicable during the Fixed-Rate Period will be in effect for the applicable dividend period and will remain in effect during the remainder of the Floating-Rate Period.

“Reuters Page LIBOR01” means the display that appears on Reuters Page LIBOR01 or any page as may replace such page on such service (or on any similar, successor or substitute page of such service, or any successor to or substitute for such service providing rate quotations comparable to those currently provided on such page of such service, as determined by us from time to time for purposes of providing quotations of interest rates applicable to U.S. dollar deposits in the London interbank market) for the purpose of displaying London interbank offered rates of major banks for U.S. dollars.

Restrictions on Dividends, Redemption and Repurchases

So long as any share of the Series A Preferred Stock remains outstanding, unless dividends on all outstanding shares of the Series A Preferred Stock for the most recently completed dividend period have been paid in full or declared and a sum sufficient for the payment thereof has been set aside for payment,

(i)	no dividend may be declared or paid or set aside for payment, and no distribution may be made, on any share of our common stock or other junior stock (as defined below),

(ii)	no shares of common stock or other junior stock shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, and

(iii)

no shares of any class or series of capital stock ranking, as to dividends, on parity with the Series A Preferred Stock shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly.

The foregoing sentence, however, does not apply to or prohibit:

(i)

repurchases, redemptions or other acquisitions of shares of junior stock as a result of (1) a reclassification of junior stock for or into other junior stock, (2) the exchange or conversion of one or more shares of junior stock for or into one or more shares of junior stock or (3) the purchase of fractional interests in shares of junior stock under the conversion or exchange provisions of junior stock or the security being converted or exchanged;

(ii)	repurchases, redemptions or other acquisitions of shares of junior stock through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock;

(iii)

repurchases, redemptions or other acquisitions of shares of junior stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or (2) a dividend reinvestment or stockholder stock purchase plan;

(iv)

any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant to the plan;

(v)

any dividend paid on junior stock in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or is other junior stock; or

(vi)

any pro rata purchase or pro rata exchange of all or a pro rata portion of the Series A Preferred Stock and any class or series of capital stock ranking, as to dividends, on parity with the Series A Preferred Stock pursuant to an offer made on the same terms to holders of all shares of Series A Preferred Stock and to holders of all shares of any class or series of capital stock ranking, as to dividends, on parity with the Series A Preferred Stock.

As used in this section of the prospectus under the heading “—6.150% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A”, “junior stock” means our common stock and any other class or series of our capital stock that ranks junior to the Series A Preferred Stock either as to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or as to the distribution of assets upon our liquidation, dissolution or winding up.

If our board of directors (or a duly authorized committee of our board of directors) elects to declare only partial instead of full dividends for a dividend payment date and related dividend period on the shares of Series A Preferred Stock or any class or series of our stock that ranks on a parity with Series A Preferred Stock in the payment of current dividends (“dividend parity stock”), then, to the extent permitted by the terms of the Series A Preferred Stock and each outstanding series of dividend parity stock, such partial dividends shall be declared on shares of the Series A Preferred Stock and dividend parity stock, and dividends so declared shall be paid, as to any such dividend payment date and related dividend period, in amounts such that the ratio of the partial dividends declared and paid on each such series to full dividends on each such series is the same. As used in this paragraph, “full dividends” means, as to any dividend parity stock that bears dividends on a cumulative basis, the amount of dividends that would need to be declared and paid to bring such dividend parity stock current in dividends, including undeclared dividends for past dividend periods. To the extent a dividend period with respect to the Series A Preferred Stock or any series of dividend parity stock (in either case, the “first series”) coincides with more than one dividend period with respect to another series as applicable (in either case, a “second series”), then, for purposes of this paragraph, our board of directors (or a duly authorized committee of our board of directors) may, to the extent permitted by the terms of each affected series, treat such dividend period for the first series as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to the second series, or may treat such dividend period(s) with respect to any dividend parity stock and dividend period(s) with respect to the Series A Preferred Stock for purposes of this paragraph in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on such dividend parity stock and the Series A Preferred Stock.

Subject to the foregoing, dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of our board of directors) may be declared and paid on any common stock or other junior stock from time to time out of any funds legally available therefor, and the shares of the Series A Preferred Stock shall not be entitled to participate in any such dividend.

Redemption

We may, at our option, redeem the Series A Preferred Stock (i) in whole or in part, from time to time, on or after March 15, 2024, for cash at a redemption price of $25.00 per share, or (ii) in whole but not in part, at any time within 90 days following a Rating Agency Event (as defined herein), for cash at a redemption price of $25.50 per share, in each of cases (i) and (ii), plus any declared and unpaid dividends to, but excluding, the date fixed for redemption, without accumulation of any undeclared dividends.

As used in this section of the prospectus under the heading “—6.150% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A”, a “Rating Agency Event” means that any “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act of 1934, as amended (the “Exchange Act”) that then publishes a rating for us amends, clarifies or changes the methodology or criteria that it employed for purposes of assigning equity credit to securities such as the Series A Preferred Stock on the original issue date of the Series A Preferred Stock (the “current methodology”), which amendment, clarification or change either (i) shortens the period of time during which equity credit pertaining to the Series A Preferred Stock would have been in effect had the current methodology not been changed or (ii) reduces the amount of equity credit assigned to the Series A Preferred Stock as compared with the amount of equity credit that such rating agency had assigned to the Series A Preferred Stock as of the original issue date.

The redemption price for any shares of Series A Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to us or our agent, if the shares of Series A Preferred Stock are issued in certificated form. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the applicable record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the applicable dividend payment date.

In case of any redemption of only part of the shares of the Series A Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either on a pro rata basis (as nearly as practicable without creating fractional shares) or by lot. Subject to the provisions hereof, our board of directors (or a duly authorized committee of our board of directors) shall have full power and authority to prescribe the terms and conditions on which shares of the Series A Preferred Stock shall be redeemed from time to time. If we shall have issued certificates for the Series A Preferred Stock and fewer than all shares represented by any certificates are redeemed, new certificates shall be issued representing the unredeemed shares without charge to the holders thereof.

Notice of every redemption of shares of the Series A Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on our books. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this paragraph shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of the Series A Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of the Series A Preferred Stock. Notwithstanding the foregoing, if the shares of the Series A Preferred Stock are issued in book-entry form through The Depository Trust Company (“DTC”) or any other similar facility, notice of redemption may be given to the holders of the Series A Preferred Stock at such time and in any manner permitted by such facility.

Each such notice given to a holder shall state:

•	the redemption date;

•	the number of shares of the Series A Preferred Stock to be redeemed;

•	the redemption price;

•	the place or places where certificates for such shares of the Series A Preferred Stock are to be surrendered for payment of the redemption price; and

•	that dividends on such shares will cease to accrue on and after the redemption date.

If we redeem fewer than all of the shares of Series A Preferred Stock, the notice of redemption mailed (or sent in accordance with the procedures of the applicable facility) to each stockholder will also specify the number of shares of the Series A Preferred Stock that we will redeem from each stockholder or the method for determining such number.

If notice of redemption has been duly given, and if on or before the redemption date specified in the notice, all funds necessary for the redemption have been set aside by us, separate and apart from our other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available for that purpose, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation in the case that the shares of the Series A Preferred Stock are issued in certificated form, dividends shall cease to accrue on and after the redemption date for all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption date, without interest. Any funds unclaimed at the end of two years from the redemption date, to the extent permitted by law, shall be released from the trust so established and may be commingled with our other funds, and after that time the holders of the shares so called for redemption shall look only to us for payment of the redemption price of such shares.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, before any distribution or payment out of our assets may be made to or set aside for the holders of shares of our common stock or any class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up, junior to the Series A Preferred Stock, holders of Series A Preferred Stock will be entitled to receive out of our assets legally available for distribution to our stockholders (i.e., after satisfaction of all our liabilities to creditors, if any) an amount equal to the stated amount, plus any dividends that have been declared but not paid prior to the date of payment of distributions to stockholders, without regard to any undeclared dividends (the “liquidation preference”). If our assets are not sufficient to pay the liquidation preference in full to all holders of the Series A Preferred Stock and all holders of any class or series of our stock that ranks on a parity with the Series A Preferred Stock in the distribution of assets on our liquidation, dissolution or winding up (the “liquidation preference parity stock”), the amounts paid to the holders of Series A Preferred Stock and to the holders of all liquidation preference parity stock shall be pro rata in accordance with the respective aggregate liquidation preferences of the Series A Preferred Stock and all such liquidation preference parity stock. In any such distribution, the “liquidation preference” of any holder of our stock other than the Series A Preferred Stock means the amount otherwise payable to such holder in such distribution (assuming no limitation on our assets available for such distribution), including an amount equal to any declared but unpaid dividends in the case of any holder or stock on which dividends accrue on a non-cumulative basis and, in the case of any holder of stock on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not earned or declared, as applicable. If the liquidation preference has been paid in full to all holders of the Series A Preferred Stock and all holders of any liquidation preference parity stock, holders of shares of the Series A Preferred Stock and all holders of any liquidation preference parity stock will have no right or claim to any of our remaining assets and the holders of shares of our common stock or any class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up, junior to the Series A Preferred Stock, will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, the merger, consolidation or other business combination of us with or into any other corporation, including a transaction in which the holders of the Series A Preferred Stock receive cash or property for their shares, or the sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of our assets, shall not constitute a liquidation, dissolution or winding up of us.

No Maturity, Sinking Fund or Mandatory Redemption

The Series A Preferred Stock has no maturity date and we are not required to redeem the Series A Preferred Stock at any time. Accordingly, the Series A Preferred Stock will remain outstanding indefinitely, unless we decide, at our option, to exercise our redemption rights. The Series A Preferred Stock is not subject to any sinking fund.

Voting Rights

Except as indicated below or otherwise required by law, the holders of the Series A Preferred Stock do not have any voting rights.

Right to Elect Two Directors on Nonpayment of Dividends

Whenever dividends on any shares of the Series A Preferred Stock, or any other voting preferred stock (as defined below), shall have not been declared and paid for the equivalent of six full quarterly dividend payments, whether or not for consecutive dividend periods (a “nonpayment”), the holders of such shares, voting together as a class with holders of any and all other series of voting preferred stock then outstanding, will be entitled to vote for the election of a total of two additional members of our Board of Directors (the “preferred stock directors”), provided that the election of any such directors shall not cause us to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors and provided further that our board of directors shall at no time include more than two preferred stock directors. In that event, the number of directors on our board of directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series A Preferred Stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting.

If and when dividends for at least four consecutive quarterly dividend periods following a nonpayment have been paid in full on the Series A Preferred Stock and any other class or series of voting preferred stock, the holders of the Series A Preferred Stock and all other holders of voting preferred stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent nonpayment), the term of office of each preferred stock director so elected shall automatically terminate and the number of directors on the board of directors shall automatically decrease by two. In determining whether dividends have been paid for at least four consecutive quarterly dividend periods following a nonpayment, we may take account of any dividend we elect to pay for any dividend period after the regular dividend payment date for that period has passed. Any preferred stock director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series A Preferred Stock together with all series of voting preferred stock then outstanding (voting together as a single class) to the extent such holders have the voting rights described above. So long as a nonpayment shall continue, any vacancy in the office of a preferred stock director (other than prior to the initial election after a nonpayment) may be filled by the written consent of the preferred stock director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series A Preferred Stock and all voting preferred stock when they have the voting rights described above (voting together as a single class); provided that the filling of any such vacancy shall not cause us to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. Any such vote to remove, or to fill a vacancy in the office of, a preferred stock director may be taken only at a special meeting called at the request of the holders of record of at least 20% of the Series A Preferred Stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The preferred stock directors shall each be entitled to one vote per director on any matter.

As used in this section of the prospectus under the heading “—6.150% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A”, “voting preferred stock” means any other class or series of preferred stock of Air Lease Corporation ranking equally with the Series A Preferred Stock, including the Series B Preferred Stock, as to dividends (whether cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of Air Lease Corporation and upon which like voting rights to the Series A Preferred

Stock have been conferred and are exercisable. Whether a plurality, majority or other portion of the shares of Series A Preferred Stock, Series B Preferred Stock, and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the liquidation preference of the shares voted.

Other Voting Rights

So long as any shares of the Series A Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by our restated certificate of incorporation, the vote or consent of the holders of at least two-thirds of the shares of the Series A Preferred Stock at the time outstanding, voting together as a single class with any other series of preferred stock entitled to vote thereon (to the exclusion of all other series of preferred stock), given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating:

•

Amendment of Certificate of Incorporation or Certificate of Designations. Any amendment, alteration or repeal of any provision of our restated certificate of incorporation or the certificate of designations for the Series A Preferred Stock that would materially and adversely alter or change the voting powers, preferences or special rights of the Series A Preferred Stock, taken as a whole; provided, however, that the amendment of the certificate of incorporation so as to authorize or create, or to increase the authorized amount of, any class or series of capital stock that does not rank senior to the Series A Preferred Stock in either the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets on our liquidation, dissolution or winding up shall not be deemed to materially or adversely affect the voting powers, preferences or special rights of the Series A Preferred Stock;

•

Authorization of Senior Stock. Any amendment or alteration of the restated certificate of incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of our capital stock ranking senior to Series A Preferred Stock in the payment of dividends or in the distribution of assets on our liquidation, dissolution or winding up; or

•

Share Exchanges, Reclassifications, Mergers and Consolidations and Other Transactions. Any consummation of (x) a binding share exchange or reclassification involving the Series A Preferred Stock or (y) a merger or consolidation of us with another entity (whether or not a corporation), unless in each case (A) the shares of Series A Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, the shares of Series A Preferred Stock are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (B) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and restrictions and limitations thereof, of the Series A Preferred Stock, taken as a whole, immediately prior to such consummation.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would materially and adversely affect the rights, preferences, privileges and voting powers, and restrictions and limitations, taken as a whole, of one or more but not all series of voting preferred stock (including the Series A Preferred Stock for this purpose), then only the series so affected and entitled to vote shall vote, together as a class, to the exclusion of all other series of preferred stock. If all series of preferred stock are not equally affected by the proposed amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above, then only a two-thirds approval of each such series that is materially and adversely affected shall be required.

Without the consent of the holders of the Series A Preferred Stock, we may amend, alter, supplement or repeal any terms of the Series A Preferred Stock:

•

to cure any ambiguity, or to cure, correct or supplement any provision contained in the certificate of designations for the Series A Preferred Stock that may be defective or inconsistent, so long as such action does not materially and adversely affect the rights, preferences, privileges and voting powers of the Series A Preferred Stock, taken as a whole;

•	to conform the certificate of designations to the description of the Series A Preferred Stock set forth in the prospectus supplement dated February 26, 2019; or

•

to make any provision with respect to matters or questions arising with respect to the Series A Preferred Stock that is not inconsistent with the provisions of the certificate of designations, including, without limitation, to implement the terms of clause (iii) of the definition of three-month LIBOR following the occurrence of a LIBOR Event.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding shares of the Series A Preferred Stock have been redeemed or called for redemption on proper notice and sufficient funds have been set aside by us for the benefit of the holders of the Series A Preferred Stock to effect the redemption unless in the case of a vote or consent required to authorize senior stock if all outstanding shares of the Series A Preferred Stock are being redeemed with the proceeds from the sale of the stock to be authorized.

Holders of the Series A Preferred Stock will not have any voting rights with respect to, and the consent of the holders of Series A Preferred Stock is not required for, the taking of any corporate action, including any merger or consolidation involving us or a sale of all or substantially all of our assets, regardless of the effect that such merger, consolidation or sale may have upon the powers, preferences, voting power or other rights or privileges of the Series A Preferred Stock, except as set forth above.

In any matter in which Series A Preferred Stock may vote (as expressly provided in the certificate of designations setting forth the terms of the Series A Preferred Stock), each share of the Series A Preferred Stock shall be entitled to one vote per $25.00 of liquidation preference. As a result, each share of the Series A Preferred Stock will generally be entitled to one vote. If the Series A Preferred Stock and any other parity stock are entitled to vote together as a single class on any matter, the holders of each will vote in proportion to their respective liquidation preferences.

Under current provisions of the Delaware General Corporation Law, the holders of issued and outstanding preferred stock are entitled to vote as a class, with the consent of the majority of the class being required to approve an amendment to our restated certificate of incorporation if the amendment would increase or decrease the aggregate number of authorized shares of such class or increase or decrease the par value of the shares of such class.

No Preemptive and Conversion Rights

Holders of the Series A Preferred Stock do not have any preemptive rights. The Series A Preferred Stock is not convertible into or exchangeable for property or shares of any other series or class of our capital stock.

Additional Classes or Series of Stock

We have the right to create (including by increasing the total number of authorized shares of our capital stock) and issue additional classes or series of stock ranking equally with or junior to the Series A Preferred Stock as to dividends and distribution of assets upon our liquidation, dissolution, or winding up without the consent of the holders of the Series A Preferred Stock.

Calculation Agent

As used in this section of the prospectus under the heading “—6.150% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A”, the “calculation agent” means, at any time, us, an entity affiliated with us, or the person or entity appointed by us pursuant to a calculation agent agreement between us and a calculation agent (the “calculation agency agreement”) and serving as such agent with respect to the Series A Preferred Stock at such time. Deutsche Bank Trust Company Americas is the calculation agent for the Series A Preferred Stock as of the date hereof. We may terminate any such appointment and may appoint a successor agent at any time and from time to time. We may appoint ourselves or an affiliate of ours as calculation agent. Notwithstanding anything to the contrary set forth herein, whenever the calculation agent is referred to as selecting, determining or otherwise exercising discretion hereunder, this shall mean the calculation agent acting in accordance with and under the terms of the calculation agency agreement. This summary describes certain terms for calculating or determining rates. The calculation agent will be required to make certain determinations and calculations in accordance with the calculation agency agreement and as summarized herein. Those determinations or calculations will be conclusive for all purposes and final and binding without any liability on the part of the calculation agent, except such as may result from gross negligence, willful misconduct or bad faith of the calculation agent or any of its direct or indirect shareholders, subsidiaries, affiliates, officers, directors or employees.

4.650% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B

General

The Series B Preferred Stock represents a single series of our authorized preferred stock. We have filed a certificate of designations with respect to the Series B Preferred Stock with the Secretary of State of the State of Delaware. The outstanding shares of the Series B Preferred Stock are fully paid and non-assessable.

The number of authorized shares of the Series B Preferred Stock is 300,000 and the “stated amount” per share is $1,000.00. The number of authorized shares of the Series B Preferred Stock may from time to time be increased (but not in excess of the total number of authorized shares of preferred stock, less all shares of any other series of preferred stock authorized at the time of such increase) or decreased (but not below the number of shares of the Series B Preferred Stock then outstanding) by resolution of our board of directors (or a duly authorized committee of our board of directors), without the vote or consent of the holders of the Series B Preferred Stock. Shares of the Series B Preferred Stock that are redeemed, repurchased or otherwise acquired by us will be cancelled and shall revert to authorized but unissued shares of preferred stock undesignated as to series. We have the authority to issue fractional shares of the Series B Preferred Stock.

The Series B Preferred Stock is not convertible into, or exchangeable for, shares of our common stock or any other class or series of our other securities and is not subject to any sinking fund or any other obligation of us for their repurchase or retirement. The Series B Preferred Stock has no stated maturity.

We reserve the right to re-open the series of Series B Preferred Stock and issue additional shares of the Series B Preferred Stock either through public or private sales at any time and from time to time without notice to or the consent of holders of the Series B Preferred Stock. The additional shares of the Series B Preferred Stock would be deemed to form a single series with the Series B Preferred Stock. Each share of the Series B Preferred Stock shall be identical in all respects to every other share of the Series B Preferred Stock, except that shares of the Series B Preferred Stock issued after March 2, 2021 shall accrue dividends from the later of March 2, 2021 (the original issue date of the initial issuance of the Series B Preferred Stock) and the dividend payment date, if any, immediately prior to the original issue date of such additional shares.

In addition, subject to the limitations described herein, we may issue additional preferred stock time to time in one or more series, each with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as our board of directors (or a duly authorized committee of our board of directors) may determine prior to the time of such issuance.

Ranking

The Series B Preferred Stock ranks, with respect to dividend rights and rights as to the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up:

•	senior to all junior stock;

•	on a parity with our Series A Preferred Stock and any other class or series of our capital stock expressly designated as ranking on a parity with the Series B Preferred Stock; and

•	junior to any class or series of our senior stock.

As used in this section of the prospectus under the heading “—4.650% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B”, “parity stock” means any other class or series of our capital stock that ranks on a parity with the Series B Preferred Stock as to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or as to the distribution of assets upon our liquidation, dissolution or winding up.

As of the date of this prospectus, we did not have any junior stock other than the common stock and we did not have any parity stock other than the Series A Preferred Stock described above. As of the date of this prospectus, we had no senior capital stock or any convertible or exchangeable debt securities outstanding.

Dividends

Holders of Series B Preferred Stock are entitled to receive, when, as and if declared by our board of directors (or a duly authorized committee of our board of directors), only out of funds legally available therefor, non-cumulative cash dividends for each dividend period payable on the stated amount per share of the Series B Preferred Stock at a rate per annum equal to (i) 4.650% from the original issue date of the Series B Preferred Stock to, but excluding, June 15, 2026 (the “First Reset Date”) and (ii) the Five-year U.S. Treasury Rate applicable to such reset period plus 4.076%, from and including the First Reset Date, in each of cases (i) and (ii), payable quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2021.

Each date on which dividends are payable pursuant to the foregoing clauses is a “dividend payment date”, and dividends for each dividend payment date are payable with respect to the dividend period (or portion thereof) ending on the day preceding such respective dividend payment date, in each case to holders of record on the 15th calendar day before such dividend payment date or such other record date not more than 30 nor less than 10 days preceding such dividend payment date fixed for that purpose by our board of directors (or a duly authorized committee of our board of directors) in advance of payment of each particular dividend.

If any dividend payment date is not a business day, then such date will nevertheless be a dividend payment date, but dividends on the Series B Preferred Stock, when, as and if declared, will be paid on the next succeeding business day (without adjustment in the amount of the dividend per share of Series B Preferred Stock).

The amount of the dividend per share of Series B Preferred Stock for each dividend period (or portion thereof) is calculated on the basis of a 360-day year consisting of twelve 30-day months.

Dividends on shares of the Series B Preferred Stock are not cumulative and are not mandatory. If our board of directors (or a duly authorized committee of our board of directors) does not declare a dividend on the Series B Preferred Stock in respect of a dividend period, then holders of the Series B Preferred Stock are not entitled to receive any dividends, and we will have no obligation to pay any dividend for that dividend period, whether or not dividends on the Series B Preferred Stock or any other series of our preferred stock or on our common stock are declared for any future dividend period. No interest or sum of money in lieu of interest or dividends will be payable in respect of any dividend not declared by our board of directors (or a duly authorized committee of our board of directors).

As used in this section of the prospectus under the heading “—4.650% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B”:

“accrual” (or similar terms) used with respect to a dividend or dividend period refers only to the determination of the amount of such dividend and does not imply that any right to a dividend in any dividend period that arises prior to the date on which such dividend is declared;

“business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York;

“dividend period” means each period from and including a dividend payment date (except that the initial dividend period shall commence on and include the date of original issue of the Series B Preferred Stock) and continuing to, but excluding, the next succeeding dividend payment date;

“Five-year U.S. Treasury Rate” means, as of any reset dividend determination date, as applicable: (i) the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days appearing (or, if fewer than five business days appear, such number of business days appearing) under the caption “Treasury Constant Maturities” in the most recently published H.15 Daily Update (as defined below) as of 5:00 p.m. (Eastern Time) as of any date of determination; or (ii) if there are no such published yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, then the rate will be determined by interpolation between the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity for two series of actively traded U.S. treasury securities, (A) one maturing as close as possible to, but earlier than, the reset date following the next succeeding reset dividend determination date and (B) the other maturing as close as possible to, but later than, the reset date following the next succeeding reset dividend determination date, in each case for the five business days appearing (or, if fewer than five business days appear, such number of business days appearing) under the caption “Treasury Constant Maturities” in the H.15 Daily Update as of 5:00 p.m. (Eastern Time) as of any date of determination.

If we, in our sole discretion, determine that the Five-year U.S. Treasury Rate cannot be determined in the manner applicable for such rate (which, as of the original issue date of the Series B Preferred Stock, is pursuant to the methods described in clauses (i) or (ii) above) (a “Rate Substitution Event”), we may, in our sole discretion, designate an unaffiliated agent or advisor, which may include an unaffiliated underwriter for the offering of the shares of Series B Preferred Stock or any affiliate of any such underwriter (the “Designee”), to determine whether there is an industry-accepted successor rate to the then-applicable base rate (which, as of the original issue date of the Series B Preferred Stock, is the initial base rate). If the Designee determines that there is such an industry-accepted successor rate, then the “Five-year U.S. Treasury Rate” shall be such successor rate and, in that case, the Designee may adjust the spread and may determine and adjust the business day convention, the definition of business day and the reset dividend determination date to be used and any other relevant methodology for determining or otherwise calculating such successor rate, including any adjustment factor needed to make such successor rate comparable to the then-applicable base rate (which, as of the original issue date of the Preferred Stock, is the initial base rate) in each case, in a manner that is consistent with industry-accepted practices for the use of such successor rate (the “Adjustments”). If we, in our sole discretion, do not designate a Designee or if the Designee determines that there is no industry-accepted successor rate to then-applicable base rate, then the “Five-year U.S. Treasury Rate” will be the same interest rate (i.e., the same Five-year U.S. Treasury Rate) determined for the prior reset dividend determination date or, if this sentence is applicable with respect to the first reset dividend determination date, 0.574%;

“H.15 Daily Update” means the daily statistical release designated as such, or any successor publication, published by the Federal Reserve Bank of New York;

“reset date” means the First Reset Date and each date falling on the fifth anniversary of the preceding reset date. Reset dates, including the First Reset Date, will not be adjusted for business days;

“reset dividend determination date” means, in respect of any reset period, the day falling three business days prior to the beginning of such reset period; and

“reset period” means the period from and including the First Reset Date to, but excluding, the next following reset date and thereafter each period from and including each reset date to, but excluding, the next following reset date.

The applicable dividend rate for each dividend period during a reset period will be determined by the calculation agent, as of the applicable reset dividend determination date for such reset period. On each reset dividend determination date, the calculation agent will notify us of the dividend rate for each dividend period during the applicable reset period. The calculation agent’s determination of any dividend rate and its calculation of the amount of dividends for any dividend period, and a record maintained by us of any Rate Substitution Event and any Adjustments, will be on file at our principal offices, will be made available to any holder of the Series B Preferred Stock upon request and will be final and binding in the absence of manifest error.

Restrictions on Dividends, Redemption and Repurchases

So long as any share of the Series B Preferred Stock remains outstanding, unless dividends on all outstanding shares of the Series B Preferred Stock for the most recently completed dividend period have been paid in full or declared and a sum sufficient for the payment thereof has been set aside for payment,

(i)	no dividend may be declared or paid or set aside for payment, and no distribution may be made, on any share of our common stock or other junior stock (as defined below),

(ii)	no shares of common stock or other junior stock shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, and

(iii)

no shares of any class or series of capital stock ranking, as to dividends, on a parity with the Series B Preferred Stock shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly.

The foregoing sentence, however, does not apply to or prohibit:

(i)

repurchases, redemptions or other acquisitions of shares of junior stock as a result of (1) a reclassification of junior stock for or into other junior stock, (2) the exchange or conversion of one or more shares of junior stock for or into one or more shares of junior stock or (3) the purchase of fractional interests in shares of junior stock under the conversion or exchange provisions of junior stock or the security being converted or exchanged;

(ii)	repurchases, redemptions or other acquisitions of shares of junior stock through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock;

(iii)

repurchases, redemptions or other acquisitions of shares of junior stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or (2) a dividend reinvestment or stockholder stock purchase plan;

(iv)

any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant to the plan;

(v)

any dividend paid on junior stock in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or is other junior stock;

(vi)

any pro rata purchase or pro rata exchange of all or a pro rata portion of the Series B Preferred Stock and any class or series of capital stock ranking, as to dividends, on a parity with the Series B Preferred Stock pursuant to an offer made on the same terms to holders of all shares of the Series B Preferred Stock and to holders of all shares of any class or series of capital stock ranking, as to dividends, on a parity with the Series B Preferred Stock;

(vii)

repurchases, redemptions or other acquisitions of shares of dividend parity stock (as defined below) as a result of (1) a reclassification of dividend parity stock for or into other dividend parity stock or junior stock, (2) the exchange or conversion of one or more shares of dividend parity stock for or into one or more shares of other dividend parity stock or junior stock or (3) the purchase of fractional interests in shares of dividend parity stock under the conversion or exchange provisions of dividend parity stock or the security being converted or exchanged;

(viii)

repurchases, redemptions or other acquisitions of shares of dividend parity stock through the use of the proceeds of a substantially contemporaneous sale of other shares of dividend parity stock or junior stock; or

(ix)	purchases of shares of our common stock pursuant to a contractually binding stock repurchase plan existing prior to the preceding dividend period.

As used in this section of the prospectus under the heading “—4.650% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B”:

“capital stock” does not include convertible or exchangeable debt securities, which, prior to conversion or exchange, rank senior in right of payment to the Series B Preferred Stock;

“dividend parity stock” means any other class or series of our capital stock that ranks on a parity with the Series B Preferred Stock as to the payment of dividends (whether such dividends are cumulative or non-cumulative);

“junior stock” means our common stock and any other class or series of our capital stock that ranks junior to the Series B Preferred Stock either as to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or as to the distribution of assets upon our liquidation, dissolution or winding up; and

“senior stock” means any other class or series of our capital stock ranking senior to the Series B Preferred Stock either as to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or as to the distribution of assets upon our liquidation, dissolution or winding up.

If our board of directors (or a duly authorized committee of our board of directors) elects to declare only partial instead of full dividends for a dividend payment date and related dividend period on the shares of the Series B Preferred Stock or dividend parity stock (which terms include, in the case of the Series B Preferred Stock, the dividend payment dates and dividend periods provided for herein), then, to the extent permitted by the terms of the Series B Preferred Stock and each outstanding series of dividend parity stock, such partial dividends shall be declared on shares of the Series B Preferred Stock and dividend parity stock, and dividends so declared shall be paid, as to any such dividend payment date and related dividend period, in amounts such that the ratio of the partial dividends declared and paid on each such series to full dividends on each such series is the same. As used in this paragraph, “full dividends” means, as to any dividend parity stock that bears dividends on a cumulative basis, the amount of dividends that would need to be declared and paid to bring such dividend parity stock current in dividends, including undeclared dividends for past dividend periods. To the extent a dividend period with respect to the Series B Preferred Stock or any series of dividend parity stock (in either case, the “first series”) coincides with more than one dividend period with respect to another series as applicable (in either case, a “second series”), then, for purposes of this paragraph, our board of directors (or a duly authorized committee of our board of directors) may, to the extent permitted by the terms of each affected series, treat such dividend period for the first series as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to the second series, or may treat such dividend period(s) with respect to any dividend parity stock and dividend period(s) with respect to the Series B Preferred Stock for purposes of this paragraph in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on such dividend parity stock and the Series B Preferred Stock.

Subject to the foregoing, dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of our board of directors) may be declared and paid on any common stock or other junior stock from time to time out of any funds legally available therefor, and the shares of the Series B Preferred Stock shall not be entitled to participate in any such dividend.

Dividends on the Series B Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with applicable laws and regulations.

Redemption

We may, at our option, redeem the Series B Preferred Stock, in whole or in part, from time to time, on any dividend payment date on or after June 15, 2026 for cash at a redemption price equal to $1,000.00 per share, plus any declared and unpaid dividends to, but excluding, the date fixed for redemption, without accumulation of any undeclared dividends.

We may also, at our option, redeem the Series B Preferred Stock in whole but not in part, at any time within 120 days after the conclusion of any review or appeal process instituted by us following the occurrence of a rating agency event (as defined herein), or, if no review or appeal process is available or sought with respect to such rating agency event, at any time within 120 days after the occurrence of such rating agency event, at a redemption price in cash equal to $1,020.00 per share, plus any declared and unpaid dividends to, but excluding, the date fixed for redemption, without accumulation of any undeclared dividends.

As used in this section of the prospectus under the heading “—4.650% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B”, a “rating agency event” means that any “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act that then publishes a rating for us amends, clarifies or changes the methodology or criteria that it employed for purposes of assigning equity credit to securities such as the Series B Preferred Stock on the original issue date of the Series B Preferred Stock (the “current methodology”), which amendment, clarification or change either (i) shortens the period of time during which equity credit pertaining to the Series B Preferred Stock would have been in effect had the current methodology not been changed or (ii) reduces the amount of equity credit assigned to the Series B Preferred Stock as compared with the amount of equity credit that such rating agency had assigned to the Series B Preferred Stock as of the original issue date.

The redemption price for any shares of the Series B Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to us or our agent, if the shares of the Series B Preferred Stock are issued in certificated form. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the applicable record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the applicable dividend payment date.

On and after the redemption date, dividends will cease to accrue on shares of the Series B Preferred Stock, and such shares of the Series B Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price plus any declared and unpaid dividends, without regard to any undeclared dividends, on such shares to, but excluding, the redemption date.

In case of any redemption of only part of the shares of the Series B Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either on a pro rata basis (as nearly as practicable without creating fractional shares) or by lot or in such other manner as our board of directors (or a duly authorized committee of our board of directors) may determine to be fair and equitable. Subject to the provisions hereof, our board of directors (or a duly authorized committee of our board of directors) shall have full power and authority to prescribe the terms and conditions on which shares of the Series B Preferred Stock shall be redeemed from time to time. If we shall have issued certificates for the Series B Preferred Stock and fewer than all shares represented by any certificates are redeemed, new certificates shall be issued representing the unredeemed shares without charge to the holders thereof.

Notice of every redemption of shares of the Series B Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on our books. Such mailing shall be at least 10 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this paragraph shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure to duly give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of the Series B Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of the Series B Preferred Stock. Notwithstanding the foregoing, if the shares of the Series B Preferred Stock are issued in book-entry form through The Depository Trust Company (“DTC”) or any other similar facility, notice of redemption may be given to the holders of the Series B Preferred Stock at such time and in any manner permitted by such facility.

Each such notice given to a holder shall state:

•	the redemption date;

•

the number of shares of the Series B Preferred Stock to be redeemed and, if less than all shares of the Series B Preferred Stock held by the holder are to be redeemed, the number of shares to be redeemed from such holder or the method for determining such number;

•	the redemption price;

•

if the Series B Preferred Stock is evidenced by definitive certificates, the place or places where certificates for such shares of the Series B Preferred Stock are to be surrendered for payment of the redemption price; and

•	that dividends on such shares will cease to accrue on and after the redemption date.

If notice of redemption has been duly given, and if on or before the redemption date specified in the notice, all funds necessary for the redemption have been set aside by us, separate and apart from our other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available for that purpose, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation in the case that the shares of the Series B Preferred Stock are issued in certificated form, dividends shall cease to accrue on and after the redemption date for all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights of the holders with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption date, without interest. Any funds unclaimed at the end of two years from the redemption date, to the extent permitted by law, shall be released from the trust so established and may be commingled with our other funds, and after that time the holders of the shares so called for redemption shall look only to us for payment of the redemption price of such shares.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, before any distribution or payment out of our assets may be made to or set aside for the holders of shares of our common stock or any class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up, junior to the Series B Preferred Stock, holders of the Series B Preferred Stock will be entitled to receive out of our assets legally available for distribution to our stockholders (i.e., after satisfaction of all our liabilities to creditors, if any) an amount equal to the stated amount, plus any dividends that have been declared but not paid prior to the date of payment of distributions to stockholders, without regard to any undeclared dividends (the “liquidation preference”).

If our assets are not sufficient to pay the liquidation preference in full to all holders of the Series B Preferred Stock and all holders of any class or series of our stock that ranks on a parity with the Series B Preferred Stock, including the Series A Preferred Stock, in the distribution of assets on our liquidation, dissolution or winding up (the “liquidation preference parity stock”), the amounts paid to the holders of the Series B Preferred Stock and to the holders of all liquidation preference parity stock shall be pro rata in accordance with the respective aggregate liquidation preferences of the Series B Preferred Stock and all such liquidation preference parity stock. In any such distribution, the “liquidation preference” of any holder of our stock other than the Series B Preferred Stock means the amount otherwise payable to such holder in such distribution (assuming no limitation on our assets available for such distribution), including an amount equal to any declared but unpaid dividends in the case of any holder or stock on which dividends accrue on a non-cumulative basis and, in the case of any holder of stock on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not earned or declared, as applicable. If the liquidation preference has been paid in full to all holders of the Series B Preferred Stock and all holders of any liquidation preference parity stock, holders of shares of the Series B Preferred Stock and all holders of any liquidation preference parity stock will have no right or claim to any of our remaining assets and the holders of shares of our common stock or any class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up, junior to the Series B Preferred Stock, will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, the merger, consolidation or other business combination of us with or into any other entity, including a transaction in which the holders of the Series B Preferred Stock receive cash or property for their shares, or the sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of our assets, shall not constitute a liquidation, dissolution or winding up of us.

Because we are a holding company, our rights and the rights of our creditors and our shareholders, including the holders of the Series B Preferred Stock, to participate in the assets of any of our subsidiaries upon that subsidiary’s liquidation or recapitalization may be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against the subsidiary.

No Maturity, Sinking Fund or Mandatory Redemption

The Series B Preferred Stock has no maturity date and we are not required to redeem the Series B Preferred Stock at any time. Accordingly, the Series B Preferred Stock will remain outstanding indefinitely, unless we decide, at our option, to exercise our redemption rights. The Series B Preferred Stock is not subject to any sinking fund.

Voting Rights

Except as provided below or otherwise required by law, the holders of the Series B Preferred Stock do not have any voting rights.

Right to Elect Two Directors on Nonpayment of Dividends

Whenever dividends on any shares of the Series B Preferred Stock, or any other voting preferred stock (as defined below), shall have not been declared and paid for six full quarterly dividend payments, whether or not for consecutive dividend periods (a “nonpayment”), the holders of such shares, voting together as a class with holders of any and all other series of voting preferred stock then outstanding, will be entitled to vote for the election of a total of two additional members of our board of directors (the “preferred stock directors”), provided that the election of any such directors shall not cause us to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors and provided further that our board of directors shall at no time include more than two preferred stock directors. In that event, the number of directors on our board of directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series B Preferred Stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. Such request to call a special meeting for the initial election of the preferred stock directors after a nonpayment shall be made by written notice, signed by the requisite holders of the Series B Preferred Stock or other voting preferred stock, and delivered to our Secretary in such manner as provided for in the certificate of designations for the Series B Preferred Stock, or as may otherwise be required by law.

Any preferred stock director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series B Preferred Stock together with all series of voting preferred stock then outstanding (voting together as a single class) to the extent such holders have the voting rights described above. So long as a nonpayment shall continue, any vacancy in the office of a preferred stock director (other than prior to the initial election after a nonpayment) may be filled by the written consent of the preferred stock director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of the Series B Preferred Stock and all voting preferred stock when they have the voting rights described above (voting together as a single class); provided that the filling of any such vacancy shall not cause us to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. Any such vote to remove, or to fill a vacancy in the office of, a preferred stock director may be taken only at a special meeting called at the request of the holders of record of at least 20% of the Series B Preferred Stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The preferred stock directors shall each be entitled to one vote per director on any matter.

If and when dividends for at least four consecutive quarterly dividend periods following a nonpayment have been paid in full on the Series B Preferred Stock and any other class or series of voting preferred stock, the holders of the Series B Preferred Stock and all other holders of voting preferred stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent nonpayment), the term of office of each preferred stock director so elected shall automatically terminate and the number of directors on the board of directors shall automatically decrease by two. In determining whether dividends have been paid for at least four consecutive quarterly dividend periods following a nonpayment, we may take account of any dividend we elect to pay for any dividend period after the regular dividend payment date for that period has passed.

As used in this section of the prospectus under the heading “—4.650% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B”, “voting preferred stock” means any other class or series of preferred stock of Air Lease Corporation ranking equally with the Series B Preferred Stock, including the Series A Preferred Stock, as to dividends (whether cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of Air Lease Corporation and upon which like voting rights to the Series B Preferred Stock have been conferred and are exercisable. Whether a plurality, majority or other portion of the shares of the Series B Preferred Stock, Series A Preferred Stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the liquidation preference of the shares voted.

Other Voting Rights

So long as any shares of the Series B Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by our restated certificate of incorporation, the vote or consent of the holders of at least two-thirds of the shares of the Series B Preferred Stock at the time outstanding, voting together as a single class with any other series of preferred stock entitled to vote thereon (to the exclusion of all other series of preferred stock), given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating:

•

Amendment of Certificate of Incorporation or Certificate of Designations. Any amendment, alteration or repeal of any provision of our restated certificate of incorporation or the certificate of designations for the Series B Preferred Stock that would materially and adversely alter or change the voting powers, preferences or special rights of the Series B Preferred Stock, taken as a whole; provided, however, that the amendment of the certificate of incorporation so as to authorize or create, or to increase the authorized amount of, any class or series of capital stock that does not rank senior to the Series B Preferred Stock in either the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets on our liquidation, dissolution or winding up shall not be deemed to materially or adversely affect the voting powers, preferences or special rights of the Series B Preferred Stock;

•

Authorization of Senior Stock. Any amendment or alteration of the restated certificate of incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of our capital stock ranking senior to the Series B Preferred Stock in the payment of dividends or in the distribution of assets upon our liquidation, dissolution or winding up; or

•

Share Exchanges, Reclassifications, Mergers and Consolidations and Other Transactions. Any consummation of (x) a binding share exchange or reclassification involving the Series B Preferred Stock or (y) a merger or consolidation of us with another entity (whether or not a corporation), unless in each case (A) the shares of the Series B Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, the shares of Series B Preferred Stock are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (B) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and restrictions and limitations thereof, of the Series B Preferred Stock, taken as a whole, immediately prior to such consummation.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would materially and adversely affect the rights, preferences, privileges and voting powers, and restrictions and limitations, taken as a whole, of one or more but not all series of voting preferred stock (including the Series B Preferred Stock for this purpose), then only the series so affected and entitled to vote shall vote, together as a class, to the exclusion of all other series of preferred stock. If all series of preferred stock are not equally affected by the proposed amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above, then only a two-thirds approval of each such series that is materially and adversely affected shall be required.

Without the consent of the holders of the Series B Preferred Stock, we may amend, alter, supplement or repeal any terms of the Series B Preferred Stock:

•

to cure any ambiguity, or to cure, correct or supplement any provision contained in the certificate of designations for the Series B Preferred Stock that may be defective or inconsistent, so long as such action does not materially and adversely affect the rights, preferences, privileges and voting powers of the Series B Preferred Stock, taken as a whole;

•	to conform the certificate of designations to the description of the Series B Preferred Stock set forth in the prospectus supplement dated February 23, 2021; or

•	to make any provision with respect to matters or questions arising with respect to the Series B Preferred Stock that is not inconsistent with the provisions of the certificate of designations.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding shares of the Series B Preferred Stock have been redeemed or called for redemption on proper notice and sufficient funds have been set aside by us for the benefit of the holders of the Series B Preferred Stock to effect the redemption unless in the case of a vote or consent required to authorize senior stock if all outstanding shares of the Series B Preferred Stock are being redeemed with the proceeds from the sale of the stock to be authorized.

Holders of the Series B Preferred Stock do not have any voting rights with respect to, and the consent of the holders of the Series B Preferred Stock is not required for, the taking of any corporate action, including any merger or consolidation involving us or a sale of all or substantially all of our assets, regardless of the effect that such merger, consolidation or sale may have upon the powers, preferences, voting power or other rights or privileges of the Series B Preferred Stock, except as set forth above.

In any matter in which the Series B Preferred Stock may vote (as expressly provided in the certificate of designations setting forth the terms of the Series B Preferred Stock), each share of the Series B Preferred Stock is entitled to one vote per $1,000.00 of liquidation preference. As a result, each share of the Series B Preferred Stock is generally entitled to one vote. If the Series B Preferred Stock, Series A Preferred Stock and any other liquidation preference parity stock are entitled to vote together as a single class on any matter, the holders of each will vote in proportion to their respective liquidation preferences.

Voting Rights Under Delaware Law

Under current provisions of the Delaware General Corporation Law, the holders of issued and outstanding preferred stock are entitled to vote as a class, with the consent of the majority of the class being required to approve an amendment to our restated certificate of incorporation if the amendment would increase or decrease the aggregate number of authorized shares of such class or increase or decrease the par value of the shares of such class or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. If any such proposed amendment would alter or change the powers, preferences or special rights of one or more series of preferred stock so as to affect them adversely, but would not so affect the entire class of preferred stock, only the shares of the series so affected shall be considered a separate class for purposes of this vote on the amendment.

No Preemptive and Conversion Rights

Holders of the Series B Preferred Stock do not have any preemptive rights. The Series B Preferred Stock is not convertible into or exchangeable for property or shares of any other series or class of our capital stock.

Transfer Agent and Registrar

American Stock Transfer & Trust Company, LLC is the transfer agent and registrar for the Series B Preferred Stock as of the date hereof. We may terminate such appointment and may appoint a successor transfer agent and/or registrar at any time and from time to time. The transfer agent and/or registrar may be a person or entity affiliated with us.

Calculation Agent

As used in this section of the prospectus under the heading “—4.650% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B”, the “calculation agent” means, at any time, us, an entity affiliated with us, or the person or entity appointed by us pursuant to a calculation agent agreement between us and a calculation agent (the “calculation agency agreement”) and serving as such agent with respect to the Series B Preferred Stock at such time (including any successor to such person or entity). Deutsche Bank Trust Company Americas is the calculation agent for the Series B Preferred Stock as of the original issue date. We may terminate any such appointment and may appoint a successor agent at any time and from time to time. We may appoint ourselves or an affiliate of ours as calculation agent. Notwithstanding anything to the contrary set forth herein, whenever the calculation agent is referred to as selecting, determining or otherwise exercising discretion hereunder, this shall mean the calculation agent acting in accordance with and under the terms of the calculation agency agreement. This summary describes certain terms for calculating or determining rates. The calculation agent will be required to make certain determinations and calculations in accordance with the calculation agency agreement and as summarized herein. Those determinations or calculations will be conclusive for all purposes and final and binding without any liability on the part of the calculation agent, except such as may result from gross negligence, willful misconduct or bad faith of the calculation agent or any of its direct or indirect shareholders, subsidiaries, affiliates, officers, directors or employees.

Registration Rights

Pursuant to the Registration Rights Agreement, dated June 4, 2010, by and between us and FBR Capital Markets & Co. (the “Registration Rights Agreement”), the holders of 4,824,658 shares of Class A Common Stock currently outstanding have the following rights:

On or before April 30, 2011, we were required to file with the SEC, at our expense, a shelf registration statement providing for the resale of any registrable shares from time to time by the holders of such shares. We filed such a registration statement on April 29, 2011. We are also required to maintain, at our expense, a shelf registration statement providing for the resale of any registrable shares, from time to time in one or more offerings, by holders of such shares. This prospectus is part of a shelf registration statement that we have filed in accordance with our obligations under the Registration Rights Agreement.

We will use our commercially reasonable efforts to cause an applicable shelf registration statement to remain effective until the earliest to occur of:

•	such time as all of the registrable shares covered by the shelf registration statement have been sold in accordance with such shelf registration statement; and

•

such time as all registrable shares are eligible for sale without any volume or manner of sale restrictions or compliance by us with any current public information requirements pursuant to Rule 144 (or any successor or analogous rule) under the Securities Act and are listed for trading on a national securities exchange.

If a registration statement required to be filed by the Registration Rights Agreement ceases to be effective and is not declared effective by the SEC again by the 30th day after such registration statement ceases to be effective or if a registration statement registering the resale of any registrable shares has not been declared effective by the SEC by the 180th day after the filing of such registration statement, a special meeting of stockholders must be called and held within 45 days of such date in accordance with our fourth amended and restated bylaws. At the special meeting, stockholders will vote upon the removal of each or our then-serving directors and will elect such number of directors as there are then vacancies (including any vacancies created by removal of any director). The removal of any director under this remedy provided by the Registration Rights Agreement requires the affirmative vote of the holders of a majority of all outstanding shares of common stock.

Certain Anti-Takeover Matters

Special meeting of stockholders

Our restated certificate of incorporation and our fourth amended and restated bylaws provide that special meetings of our stockholders may be called only by the Chairman of the board of directors, by our Chief Executive Officer or by a majority vote of our entire board of directors.

No stockholder action by written consent

Our restated certificate of incorporation and our fourth amended and restated bylaws prohibit stockholder action by written consent.

Advance notice requirements for stockholder proposals and director nominations

Our fourth amended and restated bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be delivered to our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, for notice by the stockholder to be considered timely, it must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which we publicly announce the date of the annual meeting. Our fourth amended and restated bylaws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Stockholder-initiated bylaw amendments

Our fourth amended and restated bylaws may be adopted, amended or repealed by stockholders only upon approval of at least two-thirds of the voting power of all the then outstanding shares of the common stock entitled to vote in the election of directors. Additionally, our restated certificate of incorporation provides that our fourth amended and restated bylaws may be adopted, amended or repealed by the board of directors by a majority vote.

Authorized but unissued shares

Our authorized but unissued shares of common stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Supermajority voting

The vote of the holders of not less than two-thirds of the shares of common stock entitled to vote in the election of directors is required to adopt any amendment to our restated certificate of incorporation or fourth amended and restated bylaws. Further, unless otherwise restricted by law, any director or our entire board of directors may be removed, with or without cause, only by the holders of two-thirds of the voting power of all issued and outstanding stock entitled to vote at an election of directors, except that the affirmative vote of the holders of only a majority of the voting power of all of our issued and outstanding common stock is required to remove a director or directors if such vote occurs at a special meeting of the stockholders called specifically to consider the removal of members of the board of directors in connection with the remedies provided under our Registration Rights Agreement. See “ —Registration Rights” above.

The foregoing provisions may discourage attempts by others to acquire control of us without negotiation with our board of directors. This enhances our board of directors’ ability to attempt to promote the interests of all of our stockholders. However, to the extent that these provisions make us a less attractive takeover candidate, they may not always be in our best interests or in the best interests of our stockholders.

Section 203 of the Delaware General Corporation Law

Our restated certificate of incorporation does not opt out of Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 of the Delaware General Corporation Law prohibits a public Delaware corporation from engaging in a “business combination” (as defined in such section) with an “interested stockholder” (defined generally as any person who beneficially owns 15% or more of the outstanding voting stock of such corporation or any person affiliated with such person) for a period of three years following the time that such stockholder became an interested stockholder, unless:

(i)	prior to such time, the board of directors of such corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

(ii)

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of such corporation outstanding at the time the transaction commenced (excluding for purposes of determining the voting stock of such corporation outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (A) by persons who are directors and also officers of such corporation and (B) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or

(iii)

on or subsequent to such time the stockholder became interested, the business combination is approved by the board of directors of such corporation and authorized at a meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock of such corporation not owned by the interested stockholder.

Forum selection clause in our bylaws

Our fourth amended and restated bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of us, (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers or other employees or stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or our restated certificate of incorporation or our fourth amended and restated bylaws, or as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine. Our fourth amended and restated bylaws further provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to the provisions described above. This exclusive forum provision is intended to apply to claims arising under Delaware state law and would not apply to claims brought pursuant to the Exchange Act or the Securities Act, or any other claim for which the federal courts have exclusive jurisdiction. The exclusive forum provision in our fourth amended and restated bylaws will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations.

This exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our directors, officers or other employees or stockholders, which may discourage lawsuits against us and our directors, officers and other employees and stockholders. In addition, stockholders who do bring a claim in the Court of Chancery of the State of Delaware could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near Delaware. The Court of Chancery of the

State of Delaware may also reach different judgments or results than would other courts, including courts where a stockholder would otherwise choose to bring the action, and such judgments or results may be more favorable to us than to our stockholders. However, the enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find this type of provision to be inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings. If a court were to find the exclusive forum provision contained in our fourth amended and restated bylaws to be inapplicable or unenforceable in an action, we might incur additional costs associated with resolving such action in other jurisdictions.

Limitation on liability and indemnification of directors and officers

Our restated certificate of incorporation and fourth amended and restated bylaws provide that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it currently exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service for or on our behalf. In addition, our restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors.

In addition to the indemnification provided by our restated certificate of incorporation and fourth amended and restated bylaws, we have entered into agreements to indemnify our directors and certain executive officers. These agreements, among other things and subject to certain standards to be met, require us to indemnify these directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in our right, arising out of that person’s services as a director or officer of us or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. These agreements also require us to advance expenses to these officers and directors for defending any such action or proceeding, subject to an undertaking to repay such amounts if it is ultimately determined that such director or officer was not entitled to be indemnified for such expenses.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Stock exchange listing symbol

Our Class A Common Stock is listed on the NYSE under the symbol “AL” and our Series A Preferred Stock is listed on the NYSE under the symbol “AL PRA”. Our Class B Non-Voting Common Stock and Series B Preferred Stock are not currently listed on any national securities exchange or market system.

Transfer agent and registrar

American Stock Transfer and Trust Company is the transfer agent and registrar for our common stock. We may terminate such appointment and may appoint a successor transfer agent and/or registrar at any time and from time to time. The transfer agent and/or registrar may be a person or entity affiliated with us.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, depositary shares or Class A Common Stock. Warrants may be issued independently or together with our debt securities, preferred stock, depositary shares or Class A Common Stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with any offering of warrants. As of May 7, 2021, we had no warrants outstanding.

The prospectus supplement relating to a particular issue of warrants to purchase debt securities, preferred stock, depositary shares or Class A Common Stock will describe the terms of those warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the debt securities, preferred stock, depositary shares or Class A Common Stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with them will be separately transferable;

•	if applicable, the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•

if applicable, the number of shares of preferred stock, Class A Common Stock or depositary shares that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or certified form;

•	information relating to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

DESCRIPTION OF DEPOSITARY SHARES

We may issue depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock as specified in the applicable prospectus supplement and/or free writing prospectus. We may issue depositary shares rather than fractional shares of preferred stock of any series. Subject to the terms of the applicable deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a depositary under a deposit agreement between us and the depositary. The depositary will be a bank or trust company selected by us. The depositary will also act as the transfer agent, registrar and, if applicable, dividend disbursing agent for the depositary shares. We anticipate that we will enter into a separate deposit agreement for the depositary shares representing fractional interests in preferred stock of each series.

Holders of depositary receipts evidencing the depositary shares will be deemed to agree to be bound by the deposit agreement, which requires holders to take certain actions, such as filing proof of residence and paying certain charges.

The following is a summary of selected terms of the depositary shares and the related depositary receipts and deposit agreement. The deposit agreement, the depositary receipts, our restated certificate of incorporation and the certificate of designation for the applicable series of preferred stock that have been, or will be, filed with the SEC will set forth all of the terms relating to each issue of depositary shares. To the extent that any particular terms of any depositary shares or the related depositary receipts or deposit agreement described in the applicable prospectus supplement or free writing prospectus differ from any of the terms described below, then the terms described below will be deemed to have been superseded by the applicable terms described in that prospectus supplement or free writing prospectus. The following summary of selected provisions of the depositary shares and the related depositary receipts and deposit agreement is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the applicable depositary receipts and deposit agreement, including terms defined in those documents.

Immediately following our issuance of shares of a series of preferred stock that will be offered as depositary shares, we will deposit the shares of preferred stock with the applicable depositary, which will then issue and deliver the depositary receipts. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

Dividends

The depositary will distribute all cash dividends or other cash distributions received relating to the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The record date for the depositary shares will be the same date as the record date for the preferred stock.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution. However, if the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distribution, the depositary may, with our approval, adopt another method for the distribution. The method may include selling the securities or property and distributing the net proceeds to the holders.

The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

Liquidation Preference

If we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of each depositary share will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption

If the series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and not less than 35 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price payable per share for the applicable series of preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or ratably, at the depositary’s election.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the moneys payable upon redemption and any moneys or other property to which the holders of the depositary shares were entitled upon the redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts representing the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in a manner consistent with the instructions of the holders of the depositary receipts. We will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Owners of depositary shares are entitled, upon surrender of depositary receipts at the applicable office of the depositary and payment of any unpaid amount due the depositary, to receive the number of whole shares of preferred stock underlying the depositary shares. Partial shares of preferred stock will not be issued. After the withdrawal of shares of preferred stock as described in the preceding sentence, the holders of those shares of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for those shares of preferred stock.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the applicable deposit agreement may be amended at any time and from time to time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than any change in fees, will not be effective unless the amendment has been approved by at least a majority of the depositary shares then outstanding. The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed; or

•

there has been a final distribution relating to the preferred stock in connection with our liquidation, dissolution or winding up, and that distribution has been made to all the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary shares and receipts, any redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as provided in the deposit agreement. In certain circumstances, the depositary may refuse to transfer depositary shares, withhold dividends and distributions, and sell the depositary shares evidenced by the depositary receipt, if the charges are not paid.

Reports to Holders

The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the applicable office of the depositary— and at other places as it thinks is advisable—any reports and communications we deliver to the depositary as the holder of preferred stock.

Liability and Legal Proceedings

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper persons.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering a notice to us of its election to do so. We may also remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. In addition, the successor depositary must be a bank or trust company having its principal office in the United States and must have a combined capital and surplus of at least $150,000,000.

DESCRIPTION OF RIGHTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the rights that we may offer under this prospectus. We may issue rights to our stockholders to purchase shares of our Class A Common Stock and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. Because the terms of any rights we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus. We will incorporate by reference into the registration statement of which this prospectus is a part the form of rights agreement that describes the terms of the series of rights we are offering before the issuance of the related series of rights. As of May 7, 2021, we had no rights outstanding.

We may issue any series of rights, certain terms of that series of rights will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the date of determining the stockholders entitled to the rights distribution;

•	the securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence, and the date on which the right will expire;

•	a discussion of certain United States federal income tax considerations applicable to the rights; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the purchase contracts that we may issue under this prospectus. While the features we have summarized below will generally apply to any future purchase contracts we may issue under this prospectus, we will describe the particular terms of any purchase contracts that we may issue in more detail in the applicable prospectus supplement. The specific terms of any purchase contracts may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those purchase contracts, as well as for other reasons. Because the terms of any purchase contracts we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of any purchase contract that we may issue under this prospectus before the sale of the related purchase contract. We urge you to read the applicable prospectus supplements related to the specific purchase contracts being offered, as well as the complete instruments that contain the terms of the securities that are subject to those purchase contracts. Certain of those instruments, or forms of those instruments, have been, or will be, filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities. Purchase contracts will be issued pursuant to one or more purchase contract agreements to be entered into between us and a bank or trust company, as purchase contract agent. When we issue purchase contracts, we will provide the specific terms of the purchase contracts in a prospectus supplement. A copy of the applicable form of purchase contract will be included as an exhibit to a report we file with the SEC incorporated by reference herein.

If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

•

whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;

•	any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

•	any provisions relating to any security provided for the purchase contracts;

•

whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	a discussion of certain United States federal income tax considerations applicable to the purchase contracts;

•	whether the purchase contracts will be issued in fully registered or global form; and

•	any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. We may issue units consisting of two or more other constituent securities offered hereby. These units may be issuable as, and for a specified period of time may be transferable only as a single security, rather than as the separate constituent securities comprising such units. Units will be issued pursuant to one or more unit agreements to be entered into between us and a bank or trust company, as unit agent. While the features we have summarized below will generally apply to any units we may offer under this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplement. The specific terms of any units may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those units, as well as for other reasons. Because the terms of any units we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We urge you to read the applicable prospectus supplement related to the specific units being offered, as well as the complete instruments that contain the terms of the securities that comprise those units. Certain of those instruments, or forms of those instruments, have been, or will be, filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTION WITH SELLING STOCKHOLDERS

Registration Rights Agreement

Pursuant to the Registration Rights Agreement, dated June 4, 2010, by and between us and FBR Capital Markets & Co. (the “Registration Rights Agreement”), the holders of 4,667,808 shares of Class A Common Stock currently outstanding have the following rights:

On or before April 30, 2011, we were required to file with the SEC, at our expense, a shelf registration statement providing for the resale of any registrable shares from time to time by the holders of such shares. We filed such a registration statement on April 29, 2011. We are also required to maintain, at our expense, a shelf registration statement providing for the resale of any registrable shares, from time to time in one or more offerings, by holders of such shares. This prospectus is part of a shelf registration statement that we have filed in accordance with our obligations under the Registration Rights Agreement.

We will use our commercially reasonable efforts to cause an applicable shelf registration statement to remain effective until the earliest to occur of:

•	such time as all of the registrable shares covered by the shelf registration statement have been sold in accordance with such shelf registration statement; and

•

such time as all registrable shares are eligible for sale without any volume or manner of sale restrictions or compliance by us with any current public information requirements pursuant to Rule 144 (or any successor or analogous rule) under the Securities Act and are listed for trading on a national securities exchange.

If a registration statement required to be filed by the Registration Rights Agreement ceases to be effective and is not declared effective by the SEC again by the 30th day after such registration statement ceases to be effective or if a registration statement registering the resale of any registrable shares has not been declared effective by the SEC by the 180th day after the filing of such registration statement, a special meeting of stockholders must be called and held within 45 days of such date in accordance with our fourth amended and restated bylaws. At the special meeting, stockholders will vote upon the removal of each or our then-serving directors and will elect such number of directors as there are then vacancies (including any vacancies created by removal of any director). The removal of any director under this remedy provided by the Registration Rights Agreement requires the affirmative vote of the holders of a majority of all outstanding shares of common stock.

Indemnification of Directors and Officers

Our restated certificate of incorporation and fourth amended and restated bylaws provide that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it currently exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service for or on our behalf. In addition, our restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors.

In addition to the indemnification provided by our restated certificate of incorporation and fourth amended and restated bylaws, we have entered into agreements to indemnify our directors and certain executive officers. These agreements, among other things and subject to certain standards to be met, require us to indemnify these directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in our right, arising out of that person’s services as a director or officer of us or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. These agreements also require us to advance expenses to these officers and directors for defending any such action or proceeding, subject to an undertaking to repay such amounts if it is ultimately determined that such director or officer was not entitled to be indemnified for such expenses.

We maintain, at our expense, an insurance policy that insures our officers and directors, subject to customary exclusions and deductions, against specified liabilities that may be incurred in those capacities.

SELLING STOCKHOLDERS

The selling stockholders named below may offer, from time to time in one or more offerings, up to an aggregate of 4,667,808 shares of our Class A Common Stock, subject to adjustments for stock splits, stock dividends and reclassifications. The following table sets forth the names of the selling stockholders (and/or the beneficial owners) and the number of shares of Class A Common Stock held by each of them as of April 12, 2021.

Information in the table below with respect to beneficial ownership has been furnished by each of the selling stockholders. There are currently no agreements, arrangements or understandings with respect to the sale of any of the shares. The shares are being registered to permit public secondary trading of the shares, and selling stockholders may offer the shares for resale from time to time in one or more offerings. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if they have or share the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof, or have the right to acquire such powers within 60 days. In computing the percentage ownership of a person, shares of our Class A Common Stock subject to restricted stock units held by that person are deemed to be outstanding if they will vest within 60 days of April 12, 2021. The shares subject to restricted stock units are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. All percentages in the following tables are based on a total of 114,120,862 shares of our Class A Common Stock outstanding as of April 12, 2021.

The selling stockholders listed in the table below may have sold, transferred, otherwise disposed of or purchased, or may sell, transfer, otherwise dispose of or purchase, at any time and from time to time, shares of our Class A Common Stock in transactions exempt from the registration requirements of the Securities Act or in the open market after the date on which they provided the information set forth in the table below. We do not know which (if any) of the selling stockholders named below actually will offer to sell shares pursuant to this prospectus, or the number of shares that each of them will offer.

Any affiliate of a broker-dealer will be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, unless such selling stockholder purchased in the ordinary course of business and, at the time of its purchase of the stock, did not have any agreements or understandings, directly or indirectly, with any person to distribute the stock. As a result, any profits on the sale of the Class A Common Stock by selling stockholders who are deemed to be “underwriter” and any discounts, commissions or concessions received by any such broker-dealers who are deemed to be “underwriters” will be deemed to be underwriting discounts and commissions under the Securities Act. Selling stockholders who are deemed to be “underwriters” will be subject to the prospectus delivery requirements of the Securities Act and to certain statutory liabilities, including, but not limited to, those under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Information about additional selling stockholders, if any, including their identities and the securities to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment or in filings that we make with the SEC under the Exchange Act, which are incorporated by reference in this prospectus. Information concerning the selling stockholders may change from time to time. Any changes to the information provided below will be set forth in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act, which are incorporated by reference into this prospectus if and when necessary.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each selling stockholder named in the following table possesses sole voting and investment power over the shares listed.

Unless otherwise noted below, the address of each selling stockholder listed in the table is c/o Air Lease Corporation, 2000 Avenue of the Stars, Suite 1000N, Los Angeles, California 90067.

	Beneficial Ownership Before Resale		Number of shares offered pursuant to this prospectus	Beneficial Ownership After Resale(1)
	Class A Common Stock			Class A Common Stock
Name of selling stockholder	Number of Shares	%		Number of Shares	%

Air Intercontinental, Inc.(2)(14)	329,134	*	328,889	245	*
Alex A. Khatibi Living Trust(3)	120,036	*	70,178	49,858	*
Emerald Financial LLC(4)(14)	36,000	*	35,925	75	*
Hart, Matthew J.(5)	45,692	*	10,000	35,692	*
Házy Family Community Property Trust 5/28/85(6)(14)	2,705,000	2.37%	2,700,000	5,000	*
Levy Family Trust(7)	136,051	*	67,513	68,538	*
Milton, Robert A.(5)	35,705	*	10,000	25,705	*
Ocean Equities, Inc.(8)(14)	102,000	*	101,667	333	*
Plueger Family Trust(9)	720,265	*	193,939	526,326	*
Poerschke, John D.(10)	65,302	*	19,462	45,840	*
Steven F. Udvar-Házy Separate Property Trust(6)(14)	1,199,558	1.05%	1,043,125	156,433	*
Udvar-Házy, Christine L.(11)(14)	30,607	*	26,000	4,607	*
Udvar-Házy, Courtney C.(12)(14)	12,250	*	10,000	2,250	*
Udvar-Házy, Karissa K.(12)(14)	15,200	*	12,500	2,700	*
Udvar-Házy, Steven C.(13)(14)	20,200	*	17,500	2,700	*
Udvar-Házy, Trenton S.(13)(14)	12,700	*	10,000	2,700	*
Willis, Gregory B., II(15)	54,836	*	11,110	43,726	*

*	Less than 1.0%.

(1)

Assumes that each named selling stockholder sells all of the shares of our Class A Common Stock it is offering for sale under this prospectus and neither acquires nor disposes of any other shares, or rights to purchase other shares of our Class A Common Stock, subsequent to the date as of which we obtained information regarding its holdings. Because the selling stockholders are not obligated to sell all or any portion of the shares of our Class A Common Stock shown as offered by them, we cannot estimate the actual number of shares (or the actual percentage of the class) of our Class A Common Stock that will be held by any selling stockholder upon completion of the offering. We are registering the offer and sale of the shares of Class A Common Stock by the selling stockholders to satisfy registration rights we granted to the selling stockholders. See “Certain Relationships and Related Party Transactions with Selling Stockholders—Registration Rights Agreement.”

(2)

Steven F. Udvar-Házy is the Executive Chairman of the Board of Directors of the Company. Mr. Udvar-Házy has sole voting and investment power with respect to the shares held by Air Intercontinental, Inc., of which he is the sole stockholder and one of three directors. The remaining directors, Christine L. Udvar-Házy, his wife, and Steven C. Udvar-Házy, his son, disclaim beneficial ownership of the shares held by Air Intercontinental, Inc., except to the extent of their respective pecuniary interests therein.

(3)

Alex A. Khatibi is an Executive Vice President of the Company. Mr. Khatibi is the trustee of the Alex A. Khatibi Living Trust and has sole voting and investment power over the shares held by such selling stockholder.

(4)

Steven F. Udvar-Házy, the Executive Chairman of the Board of Directors of the Company, has sole voting and investment power with respect to the shares of Class A Common Stock held by Emerald Financial LLC. Mr. Udvar-Házy is one of three managers of Emerald Financial LLC, together with Christine L. Udvar-Házy and Karissa K. Udvar-Házy, his daughter. Mrs. Udvar-Házy disclaims beneficial ownership of the shares held by Emerald Financial LLC, and Ms. Udvar-Házy disclaim beneficial ownership of the shares held by Emerald Financial LLC, except to the extent of her pecuniary interests therein.

(5)

Mr. Hart and Mr. Milton are members of the Board of Directors of the Company. The beneficial holdings of Mr. Hart and Mr. Milton each include 5,565 shares of Class A Common Stock acquired upon the vesting of restricted stock units on May 6, 2021.

(6)

Steven F. Udvar-Házy, the Executive Chairman of the Board of Directors of the Company, is the trustee of the Házy Family Community Property Trust 5/28/85 and the Steven F. Udvar-Házy Separate Property Trust and has sole voting and investment power over the shares held by each of such selling stockholders.

(7)

Grant A. Levy is an Executive Vice President of the Company. Mr. Levy and Margaret Levy, as trustees of the Levy Family Trust, have shared voting and investment power over the shares held by such selling stockholder. As of April 12, 2021, Mr. Levy was deemed to beneficially own, in addition to the 136,051 shares owned by the Levy Family Trust, an aggregate of 8,100 shares of Class A Common Stock held by Mr. Levy’s children. Mr. Levy disclaims beneficial ownership of the shares held directly by his children, except to the extent of his pecuniary interest therein.

(8)

Steven F. Udvar-Házy, the Executive Chairman of the Board of Directors of the Company, has sole voting and investment power with respect to the shares held by Ocean Equities, Inc. A trust of which Mr. Udvar-Házy is the trustee is the sole stockholder of Ocean Equities, Inc., and Mr. Udvar-Házy is one of the three directors. The remaining directors, Christine L. Udvar-Házy and Steven C. Udvar-Házy, disclaim beneficial ownership of the shares held by Ocean Equities, Inc., except to the extent of their respective pecuniary interests therein.

(9)

John L. Plueger is the Chief Executive Officer and President of the Company, as well as a member of the Board of Directors of the Company. Mr. Plueger and Celeste J. Lesperance, as trustees of the Plueger Family Trust, have shared voting and investment power over the shares held by such selling stockholder. As of April 12, 2021, Mr. Plueger was deemed to beneficially own, in addition to the 720,265 shares owned by the Plueger Family Trust, an aggregate of 1,000 shares of Class A Common Stock owned by his sons. Mr. Plueger disclaims beneficial ownership of the shares owned by his sons, except to the extent of his pecuniary interest therein.

(10)	Mr. Poerschke is an Executive Vice President of the Company.

(11)

Steven F. Udvar-Házy, the Executive Chairman of the Board of Directors of the Company, may be deemed to beneficially own the shares of Class A Common Stock held directly by Christine L. Udvar-Házy, his wife. However, Mr. Udvar-Házy disclaims beneficial ownership of the shares held directly by Mrs. Udvar-Házy, except to the extent of his pecuniary interest therein.

(12)

Steven F. Udvar-Házy, the Executive Chairman of the Board of Directors of the Company, may be deemed to beneficially own the shares of Class A Common Stock held directly by Courtney L. Udvar-Házy and Karissa K. Udvar-Házy, his daughters. However, Mr. Udvar-Házy disclaims beneficial ownership of the shares held directly by his daughters, except to the extent of his pecuniary interest therein.

(13)

Steven F. Udvar-Házy, the Executive Chairman of the Board of Directors of the Company, may be deemed to beneficially own the shares of Class A Common Stock held directly by Steven C. Udvar-Házy and Trenton S. Udvar-Házy, his sons. However, Mr. Udvar-Házy disclaims beneficial ownership of the shares held directly by his sons, except to the extent of his pecuniary interest therein.

(14)

Steven F. Udvar-Házy, the Executive Chairman of the Board of Directors of the Company, may be deemed to beneficially own an aggregate of 5,610,473 shares of Class A Common Stock, representing approximately 4.9% of the outstanding shares of Class A Common Stock of the Company as of April 12, 2021. These 5,610,473 shares consist of 329,134 shares of Class A Common Stock held directly by Air Intercontinental, Inc.; 102,000 shares of Class A Common Stock held directly by Ocean Equities, Inc.; 36,000 shares of Class A Common Stock held directly by Emerald Financial LLC; 2,705,000 and 1,199,558 shares of Class A Common Stock held directly by two trusts, respectively, of which Mr. Udvar-Házy is the trustee and has sole voting and investment power; 1,142,424 shares of Class A Common Stock owned directly by Mr. Udvar-Házy; 5,400 shares of Class A Common Stock held as custodian for his grandchildren and 90,957 shares of Class A Common Stock held directly in the aggregate by Mr. Udvar-Házy’s wife and children. Mr. Udvar-Házy has sole voting and investment power with respect to the shares held by Air Intercontinental, Inc., of which he is the sole stockholder and one of three directors. The remaining directors, Christine L. Udvar-Házy, his wife, and Steven C. Udvar-Házy, his son, disclaim beneficial ownership of the shares held by Air Intercontinental, Inc., except to the extent of their respective pecuniary interests therein. Mr. Udvar-Házy has sole voting and investment power with respect to the shares held by Ocean Equities, Inc. A trust of which Mr. Udvar-Házy is the trustee is the sole stockholder of Ocean Equities, Inc., and Mr. Udvar-Házy is one of the three directors. The remaining directors, Mrs. Udvar-Házy and Mr. S. C. Udvar-Házy, disclaim beneficial ownership of the shares held by Ocean Equities, Inc., except to the extent of their respective pecuniary interests therein. Mr. Udvar-Házy has sole voting and investment power with respect to the shares of Class A Common Stock held by Emerald Financial LLC. Mr. Udvar-Házy is one of three managers of Emerald Financial LLC, together with Mrs. Udvar-Házy and Karissa K. Udvar-Házy, his daughter. Mrs. Udvar-Házy disclaims beneficial ownership of the shares held by Emerald Financial LLC and Ms. Udvar-Házy disclaim beneficial ownership of the shares held by Emerald Financial LLC, except to the extent of their respective pecuniary interests therein. Mr. Udvar-Házy disclaims beneficial ownership of the shares held directly by his wife and children, except to the extent of his pecuniary interest therein. An aggregate of 4,285,606 shares of Class A Common Stock that may be deemed to be beneficially owned by Mr. Udvar-Házy are being included in this prospectus. Assuming that all such shares are sold, Mr. Udvar-Házy may be deemed to beneficially own approximately 1.2% of the outstanding shares of Class A Common Stock of the Company following this offering.

(15)	Mr. Willis is an Executive Vice President and the Chief Financial Officer of the Company.

PLAN OF DISTRIBUTION

General

We may sell the securities, and the selling stockholders may sell some or all of the shares of Class A Common Stock that they hold, from time to time in one or more offerings, by a variety of methods, including the following:

•	on any national securities exchange or quotation service on which our securities may be listed at the time of sale, including the NYSE;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchange or in the over-the-counter market, which may include privately negotiated transactions and sales directly to one or more purchasers;

•	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	through underwriters, broker-dealers, agents, in privately negotiated transactions, or any combination of these methods;

•	through short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	by pledge to secure debts or other obligations;

•	a combination of any of these methods; or

•	by any other method permitted pursuant to applicable law.

As used in this prospectus, “selling stockholders” includes transferees, pledgees, donees, assignees or successors selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer.

We will not receive any proceeds from the sale of shares of our Class A Common Stock that may be sold from time to time pursuant to this prospectus by the selling stockholders. We will bear the costs associated with this registration in accordance with the registration rights agreement. However, the selling stockholders will bear any brokerage commissions, transfer taxes, or underwriting commissions and discounts attributable to their sale of shares of our Class A Common Stock. To our knowledge, there are currently no plans, arrangements or understandings between any selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the Class A Common Stock by the selling stockholders.

The securities may be distributed by us or the selling stockholders, as applicable, from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or selling stockholders, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

The selling stockholders who participate in the sale or distribution of the shares of Class A Common Stock offered by the selling stockholders and any broker-dealers or agents who participate in the distribution of securities offered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act. Any selling stockholders identified as registered broker-dealers in the selling stockholders table in the section titled “Selling Stockholders” are deemed to be underwriters. As a result, any selling stockholders, broker-dealers or agents who are deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to prospectus delivery requirements of the Securities Act and to certain statutory liabilities, including, but not limited to, those under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. In addition, any profits on the sale of the Class A Common Stock by any selling stockholders, broker-dealers or agents deemed to be “underwriters” and any discounts, commissions or concessions received by any such broker-dealer or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities under this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the amount of underwriting compensation, including underwriting discounts and commissions, to be paid in connection with any offering of securities pursuant to this prospectus will be limited to an amount that is fair and reasonable, with such amount to be evaluated based on the size and type of the securities being offered as well as the risk assumed by the underwriters, dealers or agents, as the case may be. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not, at the time of delivery, be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at-the-market offerings into an existing trading market in accordance with rule 415(a)(4) under the Securities Act. In addition, we or the selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or the selling stockholders or borrowed from us, the selling stockholders or others to settle those sales or to close out any related open borrowings of Class A Common Stock, and may use securities received from us or the selling stockholders in settlement of those derivatives to close out any related open borrowings of our Class A Common Stock. In addition, we or the selling stockholders may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

With respect to the offering and sale of the Class A Common Stock under this prospectus by the selling stockholders, we have agreed to indemnify each selling stockholder and any underwriter for such selling stockholder (as determined in the Securities Act) against specified liabilities, including liabilities under the Securities Act. The selling stockholders have agreed to indemnify us against specified liabilities, including liabilities under the Securities Act. In addition, we have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the Class A Common Stock by the selling stockholders to the public, including the payment of federal securities law and state blue sky registration fees and the reasonable fees and disbursements of one counsel for the selling stockholders, except that we will not bear any brokers’ or underwriters’ discounts and commissions, fees and expenses of counsel to underwriters or brokers, transfer taxes or transfer fees relating to the sale of shares of our Class A Common Stock by the selling stockholders.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by O’Melveny  & Myers LLP.

EXPERTS

The consolidated financial statements of Air Lease Corporation and its subsidiaries as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020, appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

AIR LEASE CORPORATION

Debt Securities

Preferred Stock

Class A Common Stock

Warrants

Depositary Shares

Rights

Purchase Contracts

Units

Offered, from time to time, by Air Lease Corporation

and

4,667,808 Shares

of

Class A Common Stock

Offered, from time to time, by the Selling Stockholders

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses (other than underwriting compensation) to be incurred by us in connection with the offering of the securities being registered hereby. The selling stockholders will not bear any portion of such costs and expenses. All the amounts shown are estimates.

SEC registration fee	$23,858.73(1)
Legal fees	(2)
Accounting fees	(2)
Trustees’ fees	(2)
Printing and engraving expenses	(2)
Blue sky fees and expenses	(2)
Miscellaneous	(2)
Total(3)	$(2)

(1)

With respect to the primary offering, we are registering an indeterminate amount of securities under this registration statement and, in accordance with Rules 456(b) and 457(r), we are deferring payment of the registration fee. With respect to the secondary offering, we are including on this registration statement 4,667,808 shares of Class A Common Stock to be offered by the selling stockholders and this registration statement includes fees of $23,858.73. Such fee is calculated in accordance with Rules 457(c) and 457(r) by multiplying the proposed maximum aggregate offering price of the common stock offered (based on the average of the high and low prices of the Air Lease Corporation’s Class A Common Stock on May 4, 2021 as reported on the New York Stock Exchange) by the fee payment rate in effect on the date of fee payment.

(2)

These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

(3)	Does not include any fees or expenses in connection with any subsequent underwritten offering and any supplements prepared in connection therewith.

Item 15.	Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to our restated certificate of incorporation and fourth amended and restated bylaws.

Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Our restated certificate of incorporation provides for this limitation of liability.

Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145(b) further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification will be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and, only to the extent that, the Delaware Court of Chancery or such other court in which such action or suit was brought will determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court deems proper.

Our fourth amended and restated bylaws provide for the indemnification of officers and directors of our Company consistent with Section 145 of the DGCL.

The indemnification rights set forth above are not exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our restated certificate of incorporation, our fourth amended and restated bylaws, agreement, vote of stockholders or directors or otherwise. We also entered into indemnification agreements with our directors and certain executive officers that generally provide for mandatory indemnification to the fullest extent permitted by law.

Delaware law also provides that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against any liability asserted against and incurred by such person, whether or not the corporation would have the power to indemnify such person against such liability. We maintain, at our expense, an insurance policy that insures our officers and directors, subject to customary exclusions and deductions, against specified liabilities that may be incurred in those capacities.

Item 16.	Exhibits.

EXHIBIT INDEX

				Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date
1.1	Form of Underwriting Agreement				To be filed by amendment or incorporated by reference or, if applicable, pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 if there is an offering of the specified securities.
4.1	Restated Certificate of Incorporation of Air Lease Corporation	S-1	333-171734	3.1	January 14, 2011
4.2	Fourth Amended and Restated Bylaws of Air Lease Corporation	8-K	001-35121	3.1	March 27, 2018
4.3	Certificate of Designations of 6.150% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A	8-A	001-35121	3.2	March 4, 2019
4.4	Form of Specimen Class A Common Stock Certificate	S-1	333-171734	4.1	March 25, 2011
4.5	Form of Stock Certificate representing the 6.150% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A	8-A	001-35121	4.2	March 4, 2019
4.6	Certificate of Designations of 4.650% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B	8-K	001-35121	3.1	March 2, 2021
4.7	Form of Certificate representing the 4.650% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B	8-K	001-35121	4.1	March 2, 2021
4.8	Registration Rights Agreement, dated as of June 4, 2010, between Air Lease Corporation and FBR Capital Markets & Co., as the initial purchase/placement agent	S-1	333-171734	4.2	January 14, 2011
4.9	Indenture, dated as of November 20, 2018, between Air Lease Corporation and Deutsche Bank Trust Company Americas, as trustee	S-3/A	333-224828	4.4	November 20, 2018
4.10	Form of Note				To be filed by amendment or incorporated by reference or, if applicable, pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 if there is an offering of the specified securities.

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date
4.11	Form of Certificate of Designation of Preferred Stock				To be filed by amendment or incorporated by reference or, if applicable, pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 if there is an offering of the specified securities.
4.12	Form of Certificate for Preferred Stock				To be filed by amendment or incorporated by reference or, if applicable, pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 if there is an offering of the specified securities.
4.13	Form of Deposit Agreement				To be filed by amendment or incorporated by reference or, if applicable, pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 if there is an offering of the specified securities.
4.14	Form of Warrant Agreement and Warrant Certificate				To be filed by amendment or incorporated by reference or, if applicable, pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 if there is an offering of the specified securities.
4.15	Form of Rights Agreement				To be filed by amendment or incorporated by reference or, if applicable, pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 if there is an offering of the specified securities.
4.16	Form of Purchase Contract				To be filed by amendment or incorporated by reference or, if applicable, pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 if there is an offering of the specified securities.
4.17	Form of Unit Agreement and Unit Certificate				To be filed by amendment or incorporated by reference or, if applicable, pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 if there is an offering of the specified securities.
5.1	Opinion of O’Melveny & Myers LLP				Filed herewith
23.1	Consent of Independent Registered Accounting Firm				Filed herewith
23.2	Consent of O’Melveny & Myers LLP				Included in Exhibit 5.1
24.1	Power of Attorney				Included on the signature page hereto
25.1	Statement of Eligibility of Trustee, Deutsche Bank Trust Company Americas, on Form T-1				Filed herewith

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, State of California, on May 7, 2021.

AIR LEASE CORPORATION

By:	/s/ Gregory B. Willis
Name:	Gregory B. Willis
Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Steven F. Udvar-Házy, John L. Plueger and Carol H. Forsyte, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to execute for him or her and in his or her name, place and stead, in any and all capacities, in connection with the Registrant’s Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, any and all post-effective amendments to this Registration Statement, and any Registration Statement filed pursuant to Rule 413 or Rule 462 under the Securities Act, as the attorney-in-fact and to file or cause to be filed the same, with all exhibits thereto and any other documents required in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and their substitutes, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven F. Udvar-Házy Steven F. Udvar-Házy	Executive Chairman of the Board of Directors	May 7, 2021

/s/ John L. Plueger John L. Plueger	Chief Executive Officer and President (Principal Executive Officer)	May 7, 2021

/s/ Gregory B. Willis Gregory B. Willis	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 7, 2021

/s/ Matthew J. Hart Matthew J. Hart	Director	May 7, 2021

Signature	Title	Date

/s/ Cheryl Gordon Krongard Cheryl Gordon Krongard	Director	May 7, 2021

/s/ Marshall O. Larsen Marshall O. Larsen	Director	May 7, 2021

/s/ Susan R. McCaw Susan R. McCaw	Director	May 7, 2021

/s/ Robert A. Milton Robert A. Milton	Director	May 7, 2021

/s/ Ian M. Saines Ian M. Saines	Director	May 7, 2021